                                                                    EXHIBIT 4.6




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                                --------------

                                LOAN AGREEMENT


                                    Among


                   ---------------------------------------
                                 ("BORROWER")

                  [---------------------------------------]
                            [("GENERAL PARTNER")]

                                     and

                   ----------------------------------------
                                  ("LENDER")


                     -------------------------------------

                        Dated as of:           , 19
                                     ----------    --



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

                               TABLE OF CONTENTS


SECTION 1.       RECITALS. . . . . . . . . . . . . . . . . . . . . . . . .   1
                 1.1    Demised Premises . . . . . . . . . . . . . . . . .   1
                 1.2    Note[s] and Loan Documents . . . . . . . . . . . .   1
                 1.3    Note Put Agreement . . . . . . . . . . . . . . . .   2
                 1.4    Making the Loan  . . . . . . . . . . . . . . . . .   2
                 1.5    Sale and Assignment of Loan  . . . . . . . . . . .   2

SECTION 2.       DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . .   3

SECTION 3.       PREPAYMENT OF NOTE[S]; APPLICATION OF PROCEEDS  . . . . .  11
                 3.1    Optional Prepayment  . . . . . . . . . . . . . . .  11
                 3.2    Notice of Prepayment   . . . . . . . . . . . . . .  11
                 3.3    Mandatory Prepayments  . . . . . . . . . . . . . .  11
                 3.4    Other Prepayments  . . . . . . . . . . . . . . . .  11
                 3.5    Application of Proceeds  . . . . . . . . . . . . .  12

SECTION 4.       LOAN TERMS  . . . . . . . . . . . . . . . . . . . . . . .  12
                 4.1    Maturity   . . . . . . . . . . . . . . . . . . . .  12
                 4.2    Interest Rate; Payments  . . . . . . . . . . . . .  13
                 4.3    No Deductions  . . . . . . . . . . . . . . . . . .  13

SECTION 5.       REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . .  13
                 5.1    Status of Borrower [and General Partner] . . . . .  13
                 5.2    Authority; Enforceability  . . . . . . . . . . . .  14
                 5.3    Consents   . . . . . . . . . . . . . . . . . . . .  15
                 5.4    Liens, Security Interests and Assignments  . . . .  15
                 5.5    Noncontravention; Material Default   . . . . . . .  16
                 5.6    No Actions, Suits or Proceedings;
                        Violation or Default   . . . . . . . . . . . . . .  16
                 5.7    Financial Condition  . . . . . . . . . . . . . . .  16
                 5.8    Taxes, Etc   . . . . . . . . . . . . . . . . . . .  17
                 5.9    Licenses, Permits and Approvals  . . . . . . . . .  17
                 5.10   Use of Proceeds    . . . . . . . . . . . . . . . .  17
                 5.11   Other Agreements   . . . . . . . . . . . . . . . .  17
                 5.12   ERISA    . . . . . . . . . . . . . . . . . . . . .  17
                 5.13   Investment Company   . . . . . . . . . . . . . . .  17
                 5.14   Lease Documents    . . . . . . . . . . . . . . . .  18
                 5.15   Land Ingress and Egress    . . . . . . . . . . . .  18
                 5.16   Subdivision of Land    . . . . . . . . . . . . . .  18
                 5.17   Compliance   . . . . . . . . . . . . . . . . . . .  18
                 5.18   Insolvency   . . . . . . . . . . . . . . . . . . .  18
                 5.19   Title to Land; Liens   . . . . . . . . . . . . . .  18
                 5.20   Borrower Activities    . . . . . . . . . . . . . .  18
                 5.21   Environmental Legal Requirements   . . . . . . . .  19
                 5.22   No Reliance    . . . . . . . . . . . . . . . . . .  19
                 5.23   Full Disclosure; Survival of
                        Representations and Warranties   . . . . . . . . .  19

SECTION 6.       CONDITIONS PRECEDENT TO LOAN DISBURSEMENT  . . . . . . . .  20
                 6.1    Conditions Precedent to Loan  . . . . . . . . . . .  20
                 6.2    Opinion of Counsel  . . . . . . . . . . . . . . . .  24
                 6.3    Satisfactory Proceedings  . . . . . . . . . . . . .  25
                 6.4    Representations and Warranties  . . . . . . . . . .  25
                 6.5    No Defaults   . . . . . . . . . . . . . . . . . . .  25
                 6.6    Rating  . . . . . . . . . . . . . . . . . . . . . .  25

SECTION 7.       DISBURSEMENTS. . . . . . . . . . . . . . . . . . . . . . .  25
                 7.1    Advance by Lender . . . . . . . . . . . . . . . . .  25
                 7.2   [Capitalized Debt Service Reserve] . . . . . . . . .  25

SECTION 8.      [THE CONSTRUCTION . . . . . . . . . . . . . . . . . . . . .  26
                 8.1    Time for Completion . . . . . . . . . . . . . . . .  26
                 8.2    Changes in Plans and Specifications or
                        Cost Budget . . . . . . . . . . . . . . . . . . . .  27
                 8.3    Contractor/Materialmen Lists  . . . . . . . . . . .  27
                 8.4    Incorporation in Land and Improvements  . . . . . .  27
                 8.5    Completion of Project . . . . . . . . . . . . . . .  27
                 8.6    No Liens Permitted  . . . . . . . . . . . . . . . .  28
                 8.7    Certification/Acceptance] . . . . . . . . . . . . .  28
                [8.8]   Additional Covenants [Regarding Construction] . . .  29

SECTION 9.       ADDITIONAL BORROWER AND GENERAL PARTNER COVENANTS  . . . .  30
                 9.1    Borrower and General Partner Existence  . . . . . .  30
                 9.2    Information; Financial Reports  . . . . . . . . . .  31
                 9.3    Restriction of Borrower Activities  . . . . . . . .  32
                 9.4    Ownership of Project; No Encumbrances . . . . . . .  33
                 9.5    Recording . . . . . . . . . . . . . . . . . . . . .  34
                 9.6    Termination of the Lease Documents  . . . . . . . .  34
                 9.7    Amendments to Lease or Lease Guaranty . . . . . . .  35
                 9.8    Litigation; Default . . . . . . . . . . . . . . . .  35
                 9.9    Insurance . . . . . . . . . . . . . . . . . . . . .  35
                 9.10   Partnership Matters of Borrower . . . . . . . . . .  36
                 9.11  [Corporate Matters of the General Partner] . . . . .  37
                 9.12   Change in Entity or Management  . . . . . . . . . .  37
                 9.13   Reimbursement of Certain Legal Expenses . . . . . .  37
                 9.14   Tenant Estoppels. . . . . . . . . . . . . . . . . .  38

SECTION 10.      DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 10.1   Events of Default . . . . . . . . . . . . . . . . .  38
                 10.2   Lender's Remedies . . . . . . . . . . . . . . . . .  41
                 10.3   Inspections of Improvements, Events of Default  . .  41
                 10.4   Reimbursement of Lender . . . . . . . . . . . . . .  41
                 10.5   Cumulative Remedies . . . . . . . . . . . . . . . .  42
                 10.6   Inspection of Books and Record  . . . . . . . . . .  42
                 10.7   Recapture . . . . . . . . . . . . . . . . . . . . .  43

SECTION 11.      BORROWER LIABILITY . . . . . . . . . . . . . . . . . . . .  43
                 11.1   Recourse Limitation . . . . . . . . . . . . . . . .  43
                 11.2   Loss of Limited Recourse    . . . . . . . . . . . .  44
                 11.3   Judicial or Other Proceedings . . . . . . . . . . .  44

SECTION 12.      WAIVERS  . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 12.1    Waiver by Borrower and General Partner . . . . . .  45
                 12.2    Waiver by Lender . . . . . . . . . . . . . . . . .  45
                 12.3    Waiver of Jury Trial . . . . . . . . . . . . . . .  45

SECTION 13.      ACTION UPON AGREEMENT; ENTIRE AGREEMENT; AGREEMENT
                 FOR PARTIES' BENEFIT . . . . . . . . . . . . . . . . . . .  45

SECTION 14.      SUCCESSORS AND ASSIGNS . . . . . . . . . . . . . . . . . .  46
                 14.1   General . . . . . . . . . . . . . . . . . . . . . .  46
                 14.2   Consent to Assignment . . . . . . . . . . . . . . .  46

SECTION 15.      GENERAL  . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 15.1   Registered Note[s]  . . . . . . . . . . . . . . . .  48
                 15.2   Exchange of Notes . . . . . . . . . . . . . . . . .  48
                 15.3   Loss, Theft, Etc., of Note  . . . . . . . . . . . .  48
                 15.4   Time of Essence; Counterparts . . . . . . . . . . .  49
                 15.5   Governing Effect  . . . . . . . . . . . . . . . . .  49
                 15.6   Notices . . . . . . . . . . . . . . . . . . . . . .  49
                 15.7   Lender as Borrower's Attorney-in-Fact . . . . . . .  49
                 15.8   Lender's Rights . . . . . . . . . . . . . . . . . .  50
                 15.9  [Posting Financing Sign] . . . . . . . . . . . . . .  50
                 15.10  Borrower Indemnification  . . . . . . . . . . . . .  50
                 15.11  Controlling Provision . . . . . . . . . . . . . . .  50
                 15.12  Section Headings  . . . . . . . . . . . . . . . . .  51
                 15.13  Applicable Law  . . . . . . . . . . . . . . . . . .  51
                 15.14  Submission to Jurisdiction  . . . . . . . . . . . .  52
                 15.15  Severability  . . . . . . . . . . . . . . . . . . .  52
                 15.16  Further Assurances  . . . . . . . . . . . . . . . .  52

                                   LOAN AGREEMENT


         BY THIS AGREEMENT ("Agreement"), made and entered into as of the ____ day of _____, 19__ by and among ____________________
("Borrower"), a ____________ limited [partnership] [liability company], [_______________________________ ("General Partner"), a _______ __ corporation and the sole general partner of the Borrower,] and NATIONAL TENANT FINANCE CORPORATION ("Lender"), a Delaware corporation, each of Borrower[, General Partner] and Lender hereby confirms and agrees as follows.

SECTION 1.       RECITALS.

        1.1 Demised Premises. Borrower shall borrow funds pursuant to this Agreement in Borrower's own name to [provide refinancing for an interim loan used to] pay (i) the portion of the costs of issuance of the Certificates allocable to Borrower, (ii) the costs of acquisition of [fee title ownership] [a ground leasehold interest] in certain real property described in Exhibit 1.1A attached hereto and incorporated herein ("Land"), [and] (iii) the costs of constructing on the Land certain Improvements, as defined in the Lease referred to below, [and (iv) the costs of constructing a portion of the Common Area (as defined in the Lease)] which comprise part or all of the "Demised Premises" as defined in the Lease (as defined below) [all in accordance with (a) this Agreement, the Lease, the Approved Drawings and Specifications and the Approved Site Improvement Drawings and Specifications (as defined in the Lease) prepared by an architect engaged by Borrower and more fully described in Exhibit 1.1B attached hereto and incorporated herein as they may be modified by change orders permitted pursuant to this Agreement and the Construction Fund Disbursement Agreement[s] (as hereinafter defined) (collectively, "Plans and Specifications"), and (b) all requirements of the governmental entities having jurisdiction of the Land and Improvements (construction of the Improvements [and a portion of the Common Area] in accordance with the foregoing, collectively "Construction")]. The lease pursuant to which __________, a tenant ("Tenant") will occupy the Demised Premises Project ("Lease") is described and identified on Exhibit 1.1C attached hereto together with a lease guaranty ("Lease Guaranty"), and related indemnity agreement ("Indemnity Agreement") in favor of Lender dated as of even date herewith and executed by Kmart Corporation ("Kmart"), a Michigan corporation, in favor of Borrower, also described on Exhibit 1.1C (Lease, Lease Guaranty, Indemnity Agreement, and the following documents which are defined hereafter, Note Put Agreement[, Construction Fund Disbursement Agreement[s]] and Consent and Agreement, collectively, "Lease Documents").

        1.2 Note[s] and Loan Documents. Contemporaneously with the delivery of this Agreement to Lender, Borrower has executed and delivered one or more Promissory Notes (individually, "Note", and, collectively, "Notes") substantially in the form of Exhibit 1.2A attached hereto in favor of Lender in the aggregate principal amount of $___________ ("Loan Amount") to evidence the indebtedness incurred by Borrower hereunder in connection with the loan
("Loan") described in this Agreement and secured in accordance with various loan documents more particularly described in this Section 1.2, (collectively, "Loan Documents"), including this Agreement, a Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing ("Mortgage") dated as of the date hereof covering the Demised Premises and certain other collateral, more particularly described therein (collectively, "Mortgaged Estate"), an Assignment of Leases and Rents ("Lease Assignment") dated as of the date hereof and a Pledge Agreement ("Pledge Agreement") dated as of the date hereof, and those certain additional assignments and documents listed on Exhibit 1.2B in favor of Lender. The collateral security for the Loan ("Security") is as provided for in the Loan Documents. Subject to the provisions of this Agreement[,][and] the Pledge Agreement [and the Construction Fund Disbursement Agreement-Improvements [and Construction Fund Disbursement Agreement-Common Area] ([individually,] "Construction Fund Disbursement Agreement" [and, collectively, "Construction Fund Disbursement Agreements"]) dated as of even date herewith among Tenant, Kmart, Borrower, the Construction Monitor named therein [and] the Escrow Agent [and certain other tenants] named therein, attached hereto as Exhibit 1.2C], the Loan Amount shall be advanced to Borrower.

         1.3 Note Put Agreement. As a special and further inducement to Lender to make the Loan, Kmart and Tenant shall execute and deliver to Lender a Note Put Agreement ("Note Put Agreement") dated as of the date hereof in the form attached hereto as Exhibit 1.3.

         1.4 Making the Loan. Subject to full and strict compliance with and satisfaction of the terms and conditions of this Agreement, Lender is willing to make the Loan to Borrower.

         1.5     Sale and Assignment of Loan.    Simultaneously with the
funding of the Loan contemplated hereunder, Lender will [(i) sell, convey, and transfer and absolutely assign all its right, title and interest in, under and to the Note maturing _________, ("Series A Note") to United States Trust Company of New York, a New York banking corporation, as Series A Note Pass-Through Trustee (together with its successors in trust and assigns, "Series A Pass-Through Trustee") under that certain Series A Pass-Through Trust Agreement dated as of even date herewith between Lender and Series A Pass-Through Trustee (as the same shall be amended from time to time, "Series A Pass-Through Trust Agreement"); (ii) sell, convey, transfer and absolutely assign all its right, title and interest in, under and to the Note maturing ___________ ("Series B Note") to United States Trust Company of New York, a New York banking corporation, as Series B Pass-Through Trustee (together with its successors in trust and assigns "Series B Pass-Through Trustee") under that certain Series B Pass-Through Trust Agreement dated as of even date herewith between Lender and Series B Pass-Through Trustee (as the same shall be amended from time to time "Series B Pass-Through Trust Agreement"); and (iii)] sell, convey, transfer and absolutely assign all its right, title and interest in, under and to [the Note and] all Loan Documents to United States Trust Company of New York, a New York banking corporation, as

[Collateral] Trustee (together with its successors and assigns, "Trustee") under that certain [Collateral] Trust Agreement dated as of even date herewith between Lender and Trustee (as the same shall be amended from time to time, "[Collateral] Trust Agreement"). From and after the date of such sale, conveyance, transfer and absolute assignment by Lender, for all purposes hereof, references herein to Lender shall be deemed to be Trustee [, provided that, with respect to either Note, reference to the Lender shall be deemed to be the holder of the Note]; and, accordingly, Trustee shall have the sole right to exercise all rights, privileges and remedies which by the terms of this Agreement or any other Loan Document or by applicable law are permitted or provided to be exercised by the Lender [, provided that, as set forth in the Series A Pass-Through Trust Agreement and the Series B Pass-Through Trust Agreement, the holders of the Notes shall be entitled to exercise the rights, privileges and remedies thereof].

SECTION 2. DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

         "Advance or Prepaid Rents" shall have the meaning assigned to it in
Section 11.1.

         "Affiliates" as used in this Agreement shall mean any person or entity controlling, controlled by or under common control with any other person or entity.

         "Agreement" shall have the meaning assigned to it in the Preamble.

         "Annual Rental" shall have the meaning assigned to it in the Lease.

         "Borrower" shall have the meaning assigned to it in the Preamble.

         "Business Day" means any day other than (i) Saturday or Sunday, or
(ii) a day on which banks in New York or California are required by law to be closed or are customarily closed.

         "Called Principal" means the principal of the Note[s] that is to be paid or prepaid or accelerated in any way pursuant to Section 3 or, Section 10.2, as the context requires.

         ["Capitalized Debt Service Reserve" means an amount equal to all interest and principal payments due under the Certificates through and including the Rental Commencement Date, plus the annual Trustee[s] Fee[s] for the period commencing on the Closing Date and ending on the day preceding the Rental Commencement Date which Lender is authorized to disburse from the Loan Amount pursuant to Section 7 and which shall be used in the manner described in Section 7.2.]

         "Certificate of the Borrower" shall have the meaning set forth in
Section 6.1(d).

         "Certificate of the General Partner" shall have the meaning set forth in Section 6.1(d).

         "Certificate of Occupancy" means the temporary or final certificate issued by the [insert City, County, etc.] of [name of City, County, etc.], [ State ] authorizing the occupancy of a building constructed on the Land, such occupancy to be in accordance with all applicable ordinances, building codes, zoning and other laws and regulations.

         "Certificates" shall have the meaning assigned to it in Section 14.2.

         "Closing" shall have the meaning assigned to it in Section 7.

         "Closing Date" shall have the meaning assigned to it in Section 7.

"[Collateral Trust Agreement" shall have the meaning assigned to it in Section 1.5.]

         ["Completion of Construction" shall have the meaning assigned to it in
Section 8.1.]

         "Consent and Agreement" shall have the meaning assigned to it in
Section 6.1(s).

         ["Construction" shall have the meaning assigned to it in Section 1.1.]

         ["Construction Fund Disbursement Agreement[s]" shall have the meaning assigned to it [them] in Section 1.2.]

         ["Cost Budget" shall have the meaning assigned to it in Section
6.1(j).]

         "Default" shall mean any event or condition the occurrence of which would, with the giving of notice or the passage of time or both, if applicable, constitute an Event of Default.

         "Demised Premises" shall have the meaning assigned to it in the Lease.

         "Discounted Prepayment Value" means, with respect to any amount of Called Principal, the amount obtained by (i) discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Redemption Date with respect to such Called Principal, in accordance with generally accepted financial practice and at a discount factor (applied on a semiannual basis) equal to the

Reinvestment Yield and (ii) adding together such discounted Remaining Scheduled Payments.

         "Environmental Legal Requirement" shall mean any international, Federal, state, local or other governmental statute, law, regulation, order, consent decree, judgment, permit, license, code, covenant, deed restriction, common law, treaty, convention, ordinance or other requirement relating to public health, safety, the environment, pollution, conservation, or waste disposal, now or hereafter in effect, including, without limitation, those relating to releases, discharges or emissions to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use and handling of polychlorinated biphenyls or asbestos, to the disposal, treatment, storage or management of hazardous or solid waste, or Hazardous Materials, including without limitation the following: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Hazardous Materials Transportation Act, as amended, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, the Safe Drinking Water Act, the Clean Air Act of 1966, as amended, the Toxic Substances Control Act of 1977, the Occupational Safety and Health Act of 1977, as amended, the Emergency Planning and Community Right-to-Know Act of 1986, the National Environmental Policy Act of 1969, the Oil Pollution Act of 1990, and similar or implementing state law, statute, order, rules or regulations now existing or hereafter amended relating to the subject matter described above.

         ["Escrow Agent" means the escrow agent named in the Construction Fund Disbursement Agreement[s] with which any funds subject to such Construction Fund Disbursement Agreement[s] are deposited.]

         "Event of Default" shall have the meaning assigned to it in Section
10.1.

"Filing Agencies" shall have the meaning assigned to it in Section 5.3.

         "Forms UCC-1" shall have the meaning assigned to it in Section 5.3.

         "General Partner" shall have the meaning assigned to it in the Preamble ["Ground Lease" means the Ground Lease dated _____ between _____ as the Ground Lessor and Borrower as the Ground Lessee with respect to the Land.]

         ["Ground Lease" means the Ground Lease dated __________ between __________ as the Ground Lessor and Borrower as the Ground Lessee with respect to the Land.]

         "Hazardous Material" and "Hazardous Materials" shall mean any hazardous or toxic chemical, substance, product, waste or other material, including, without limitation:

                 (i) any "hazardous substance" as defined in, or for purposes of, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.A. Section Section 9601 & 9602, as may be amended from time to time, or any other so-called "superfund" or "superlien" law and any judicial interpretation of any of the foregoing;

                 (ii) any "regulated substance" as defined pursuant to 40 C.F.R. Part 280;

                 (iii) any "pollutant or contaminant" as defined in 42 U.S.C.A. Section 9601(33);

                 (iv) any "hazardous waste" as defined in, or for purposes of, the Resource Conservation and Recovery Act;

                 (v)      any "hazardous chemical" as defined in 29 C.F.R. Part
1910;

                 (vi) any "hazardous material" as defined in, or for purposes of, the Hazardous Materials Transportation Act;

                 (vii) any "toxic substance" as defined in the Toxic Substance Control Act, 15 U.S.C. Section 2601 et seq.

                 (viii) any related material as defined in any applicable state statute, the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq. and any other contaminants, pollutants, substances and materials which are hazardous or toxic or which upon release or discharge would be injurious to the Mortgaged Estate; or

                 (ix) any material, waste or substance that contains petroleum or any fraction thereof, asbestos, or polychlorinated biphenyls, or that is flammable, explosive or radioactive.

         "Hazardous Materials Indemnity Agreement" shall have the meaning assigned to it in Section 6.1(q).

         "Improvements" shall have the meaning assigned to it in the Lease.

         "Indemnity Agreement" shall have the meaning assigned to it in Section 6.1(s).

         "Insurance Schedule" shall have the meaning assigned to it in Section 6.1(a).

         "Kmart" shall have the meaning assigned to it in Section  1.1.

         "Land" shall have the meaning assigned to it in Section 1.1.

         "Lease" shall have the meaning assigned to it in Section 1.1.

         "Lease Assignment" shall have the meaning assigned to it in Section
1.2.

         "Lease Documents" shall have the meaning assigned to it in Section 1.1.

         "Lease Guaranty" shall have the meaning assigned to it in Section 1.1.

         "Lender" shall have the meaning assigned to it in the Preamble.

         "Lender Defenses" shall have the meaning assigned to it in Section 14.2(i).

         "Loan" shall have the meaning assigned to it in Section 1.2.

         "Loan Amount" shall have the meaning assigned to it in Section 1.2.

         "Loan Documents" shall have the meaning assigned to it in Section 1.2.

         "Loan Value" shall have the meaning assigned to it in Section 3.3.

         "Make-Whole Premium" means, with respect to any amount of Called Principal, an amount equal to the positive excess, if any, as of the Redemption Date of the Discounted Prepayment Value of the Called Principal over such Called Principal.

         "Material Adverse Effect"

              (a)  with respect to the Borrower means:

                   (i) any event or condition which individually or in the aggregate has a material adverse effect on the financial condition, business or operations, or assets of Borrower, or on the condition, value or use of the Mortgaged Estate or on the ability of Borrower to perform its obligations under this Agreement, the Note[s] or any other Loan Document; or

                   (ii) a material adverse effect individually or in the aggregate on the legality, validity or enforceability of Borrower's obligations under this Agreement or the Note[s] or the other Loan Documents or a material impairment of the first priority liens or security interest granted under the Loan Documents; or

              (b)  [with respect to the General Partner means:]

                   (i) any event or condition which individually or in the aggregate has a material adverse effect on the financial condition, business or operations, or assets of the General Partner, or of the General Partner and its Affiliates taken as a whole, or on the condition, value or use of the Mortgaged Estate or on the ability of the General Partner to perform its obligations under this Agreement or any other Loan Document; or

                (ii) a material adverse effect individually or in the aggregate on the legality, validity or enforceability of General Partner's obligations under this Agreement or the Note[s] or the other Loan Documents or a material impairment of the first priority liens or security interest granted under the Loan Documents.] [Intentionally omitted]

         "Maturity Date" shall have the meaning assigned to it in Section 4.1.

         "Mortgage" shall have the meaning assigned to it in Section 1.2.

         "Mortgaged Estate" shall have the meaning assigned to it in Section
1.2.

         "Note" and "Notes" shall have the meaning assigned in Section 1.2.

         "Note Payment Dates" means the dates specified in the Note[s] and upon which dates interest or interest and principal are due and payable pursuant to the Note[s].

         "Note Put Agreement" shall have the meaning assigned to it in Section 1.3.

         ["Outside Possession Date" shall have the meaning assigned to it in the Lease.]

         "Pass-Through Trustees" mean the Series A Pass-Through Trustee and the Series B Pass-Through Trustee.

         "Partnership Agreement" means Attachment I to the Certificate of Borrower, as amended.

         "Permitted Encumbrances" shall have the meaning assigned thereto in the Mortgage.

         ["Plans and Specifications" shall have the meaning assigned to it in
Section 1.1.]

         "Pledge Agreement" shall have the meaning assigned to it in Section
1.2.

         "Put" means exercise of the right of the Lender to require Tenant to purchase the Note[s] pursuant to the Note Put Agreement, or, in the event Tenant fails to purchase the Note[s], to require Kmart to purchase the Note[s] pursuant to the Note Put Agreement.

         "Recordable Documents" shall have the meaning assigned to it in
Section 9.5(a).

         "Recorder" shall have the meaning assigned to it in Section 5.3.

         "Redemption Date" means the Business Day on which the Redemption Price is to be paid pursuant to Section 3 or is declared to be immediately due and payable pursuant to Section 10.2, as the context requires.

         "Redemption Price" means the sum of the unpaid principal balance of the Called Principal, accrued interest thereon to the Redemption Date and the Make-Whole Premium.

         "Reinvestment Yield" means with respect to the Called Principal, the sum of (x) the yield to maturity implied by the following: (i) the yields reported, as of 10:00 a.m. (New York City time) on the third Business Day preceding the Redemption Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal (as near as practicable) to the Remaining Average Life of the Called Principal being paid or prepaid as of such Redemption Date, or (ii) if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the third Business Day preceding the Redemption Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal (as near as practicable) to the Remaining Average Life of the Called Principal being paid or prepaid as of such Redemption Date and (y) fifty (50) basis points. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between reported yields.

         "Release" shall mean any release, spill, emission, leaking, pumping, pouring, emptying, escaping, injection, deposit, disposal, discarding, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of, or in any manner otherwise affecting any property, including the passive migration or other movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

         "Remaining Average Life" means, with respect to any amount of Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (excluding the interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Redemption Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

         "Remaining Scheduled Payments" means, with respect to any amount of the Called Principal, all payments of such Called Principal and interest thereon that would be due on or after the Redemption Date with respect to such Called Principal if no payment of such Called Principal were made prior to its Maturity Date.

         "Rent" shall mean Annual Rental and Additional Rent pursuant to the Lease.

         "Rental Commencement Date" shall have the meaning assigned to it in the Lease.

         "Second Mortgage" shall have the meaning assigned to it in Section 9.4(c).

         "Security" shall have the meaning assigned to it in Section 1.2.

         ["Series A Note" and "Series B Note" shall have the meaning assigned to them in Section 1.5.]

         ["Series A Pass-Through Trust Agreement" and "Series B Pass-Through Trust Agreement" shall have the meaning assigned to them in Section 1.5.]

         ["Series A Pass-Through Trustee" and "Series B Pass-Through Trustee" shall have the meaning assigned to them in Section 1.5.]

         "Settlement Statement" shall have the meaning assigned to it in
Section 7.1.

         "Title Commitment" shall have the meaning assigned to it in Section 6.1(b).

         "Title Insurance Company" shall have the meaning assigned to it in
Section 6.1(b).

         "Title Policy" shall have the meaning assigned to it in Section 6.1(b).

         ["Trust Agreement" shall have the meaning assigned to it in Section
1.5.]

         ["Trust Agreements" means the Collateral Trust Agreement, the Series A Pass-Through Trust Agreement and the Series B Pass-Through Trust Agreement.]

         "Trustee" shall have the meaning assigned to it in Section 1.5.

         ["Trustees" means the Trustee, the Series A Pass-Through Trustee and the Series B Pass-Through Trustee.]

         "Trustee[s] Fee[s]" means [the aggregate of] the Trustee's Fee as defined in the [Collateral] Trust Agreement [, the Pass-Through Trustee's Fee as defined in the Series A Pass-Through Trust Agreement and the Pass-Through Trustee's Fee as defined in the Series B Pass-Through Trust Agreement].

SECTION 3. PREPAYMENT OF NOTE[S]; APPLICATION OF PROCEEDS. No prepayment of the Note[s] may be made except to the extent and in the manner expressly provided in this Agreement and the Note[s].

         3.1 Optional Prepayment. Upon compliance with Section 3.2, Borrower shall have the option at any time and from time to time of prepaying the Note[s], either in whole or in part (but if in part, then in units of U.S. [$1,000,000] or an integral multiple of [$100,000] in excess thereof) by payment of the Redemption Price.

         3.2 Notice of Prepayment. Borrower shall give written notice of any prepayment of the Note[s] pursuant to Section 3.1 to the holder thereof not less than 45 days nor more than 60 days before the date fixed for such prepayment. Notices required by this Section 3.2 shall specify (a) the Redemption Date, (b) the Called Principal, and (c) the estimated Redemption Price. Notice of prepayment having been so given, the Redemption Price shall become due and payable on the Redemption Date set forth in such notice. Borrower shall also give written notice to the holder of the Note[s] [and the Collateral Trustee], by telecopy or other same day written communication, setting forth the computation and amount of the Redemption Price payable in connection with a prepayment pursuant to Section 3.1 on the third Business Day preceding the Redemption Date.

         3.3 Mandatory Prepayments. In the event of a termination of the Lease by the Tenant pursuant to the provisions of Article 3(a), 17(c) or 18(a) or (b) of the Lease, on the date of such termination the Borrower shall prepay and apply, and there shall become due and payable, the unpaid principal amount of the Note[s] on such date and all accrued and unpaid interest thereon, together with the Make-Whole Premium with respect thereto. In the event of an expropriation of a portion of the Demised Premises resulting in a reduction in the Annual Rental (as defined in the Lease) pursuant to Article 18(e) of the Lease, on the date of such expropriation the Borrower shall prepay and apply, and, subject to the proviso set forth hereafter, there shall become due and payable, a principal amount of the Note[s] equal to the Loan Value of such reduction and all accrued and unpaid interest thereon, together with the Make-Whole Premium with respect thereto; provided, however, if the proceeds payable to the Borrower with respect to such expropriation are insufficient to pay such amount, (i) the Borrower shall be required to prepay only the amount of such proceeds (which amount shall be allocated between principal and the Make-Whole Premium with respect thereto), (ii) the scheduled interest and principal payments pursuant to the Note[s] shall be reduced in the same proportion as the Annual Rental has been abated pursuant to the Lease, and such scheduled payments shall be reallocated [pro-rata among the Notes in proportion to their respective principal balances] [and with respect to each such Note reallocated] between principal and interest to first pay interest due and then pay the balance to reduce principal, (iii) if the amount of any scheduled payment is insufficient to pay all interest due, the unpaid interest will, to the extent permitted by law, be added to principal semiannually on the date of such scheduled payment, (iv) any amounts added to principal pursuant to clause
(iii) shall bear interest at the rate provided in the Notes[s], and (v) all principal and interest accrued and unpaid hereunder and under the Note[s] shall be due and payable on the Maturity Date [on the latest of the Maturity Dates of all Notes executed and delivered pursuant to this Agreement]. For purposes of this Agreement, the "Loan Value" in respect of any such reduction of Annual Rental shall be an amount equal to the product of (i) a fraction, the numerator of which is the aggregate amount of such reduction of Annual Rental throughout the Primary Term (as defined in the Lease) of the Lease, and the denominator of which is the aggregate amount of Annual Rental which shall be due and payable under the Lease during the Primary Term before giving effect to such reduction, times (ii) the unpaid principal amount of the Note[s] immediately prior to the prepayment provided for in this Section 3.3. In the event Lender receives proceeds payable to Lender pursuant to the Title Policy, such proceeds shall be treated as a voluntary prepayment.

         3.4 Other Prepayments. In the event that Borrower shall be required to prepay the Note[s] in full pursuant to any Loan Document then, within the time provided in such Loan Document (i) the holder of the Note[s] shall be required to surrender the

Note[s], duly endorsed without recourse or assigned without recourse to Borrower or in blank, at the Corporate Trust office of the Trustee, (ii) the Trustee shall hold the Note[s] in trust for the benefit of the holder of the Note[s] until payment in full of the Redemption Price shall have been made to such holder and shall then and thereupon surrender such Note[s] to Borrower, and (iii) Borrower shall irrevocably pay and deposit the Redemption
Price with Trustee, by wire transfer or immediately available funds in lawful currency of the United States of America to the same depositary institution and account number set forth in the wire transfer instruction specified in Section
4.1 of the Consent and Agreement.

         3.5     Application of Proceeds.

                 (a) Annual Rental. So long as no Event of Default has occurred and is continuing, the amounts from time to time received by Lender which constitute payment of the installments of Annual Rental (as defined in the Lease) under the Lease (and any amounts in respect of overdue Annual Rental payable under the Lease) and any payment under the Lease Guaranty in respect thereof shall be applied first, to the payments and required prepayments of principal and interest (and, in each case, first to interest and then to principal) on the Note[s] which have become due and payable or will become due and payable on the next succeeding Note Payment Date and the payment of any other obligations of Borrower pursuant to the Trust Agreement[s], [a copy] [copies] of which Borrower hereby acknowledges receipt of, and second, the balance, if any, of such amounts shall be paid to or upon the order of Borrower pursuant to the provisions of the [Collateral] Trust Agreement.

                 (b) Event of Default. If any Event of Default, other than the failure to make any payments required pursuant to this Agreement, the Note[s] or any other Loan Document, has occurred and is continuing, all amounts from time to time received by Lender which constitute payments under the Lease and any payment under the Lease Guaranty in respect thereof shall be held by Lender and applied first, to the payments and required prepayments of principal and interest (and, in each case, first to interest and then to principal) on the Note[s] which have become due and payable or will become due and on the next succeeding Note Payment Date and the payment of any other obligations of Borrower pursuant to the Trust Agreement[s], and second, the balance, if any, of such amounts shall be held by Lender and applied in accordance with Section 3.01 of the Mortgage and Section 8(e) of the Lease Assignment. If an Event of Default involving the failure to make any payments required pursuant to this Agreement, the Note[s] or any other Loan Document has occurred and is continuing and any such amounts have not been paid pursuant to the Lease or the Lease Guaranty (including any applicable cure periods), all amounts from time to time received by Lender which constitute payments under the Lease and any payment under the Lease Guaranty in respect thereof shall be held by Lender and applied in accordance with the terms of
Section 8(e) of the Lease Assignment and Section 3.01 of the Mortgage.

         3.6 Application of Prepayments. All prepayments pursuant to Sections 3.1, 3.2, 3.3 and 3.4 shall be applied in the following order of priority: payment of accrued interest on the Note[s], payment of the Make-Whole Premium and payment of the outstanding principal balance of the Note[s]. [All such principal prepayments of the Notes and the related Make-Whole Premium shall be applied on all outstanding Notes ratably in accordance with the unpaid principal amounts thereof.] [The] [Such] principal portion of any prepayments shall, except as otherwise provided in Section 3.3, reduce remaining mandatory payments of principal set forth in Exhibit A attached to the Note[s] in inverse order of maturity.

SECTION 4.       LOAN TERMS.

         4.1 Maturity. The Note[s] shall mature on the earlier of the date stated in the Note[s] ("Maturity Date") or the date on which the entire principal balance, accrued interest and Make-Whole Premium become due and payable pursuant to the provisions of any

Loan Document by acceleration, upon the occurrence of an Event of Default, by any required prepayment or otherwise.

         4.2     Interest Rate; Payments.

                 (a) The interest rate, payment dates as to principal and interest and other Loan repayment terms (including prepayment privileges and applicable premiums) shall be as set forth in the Note[s] and in Section 3.

                 (b) Notwithstanding any other provision in this Agreement or the Note[s], Borrower shall cause all payments of principal, Make-Whole Premium (if any) and interest on the Note[s] to be made in the manner and to the account specified in Section 3.4 or in such other manner or to such other address as the holder of the Note[s] may hereafter designate in writing.

         4.3 No Deductions. All payments of principal or interest or premium, if any, under the Note[s] shall be made without deduction of any present and future taxes, levies, imposts, deductions, charges, or withholdings, which amount shall be paid by Borrower. Borrower will pay the amounts necessary, such that the gross amount of the principal and interest or premium, if any, received by Lender is not less than that required by the Note[s]. If Borrower shall be required by law to deduct any such amounts from or in respect of any principal or interest or premium, if any, payable under the Note[s], then (i) the sum payable to Lender shall be increased as may be necessary, so that after making all required deductions (including deductions applicable to additional sums payable under this provision) Lender receives an amount equal to the sum it would have received had no deductions been made,
(ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. All stamp, documentary, and other transaction-related taxes shall be paid by Borrower. If notwithstanding the foregoing, Lender pays such taxes, Borrower will reimburse Lender for the amount paid and the repayment thereof shall be secured by the Security. Borrower will furnish Lender official tax receipts or other evidence of payment of all taxes within thirty (30) days following the date upon which such taxes are due and payable.

         SECTION 5.       REPRESENTATIONS AND WARRANTIES.

         Borrower [and the General Partner] represent[s] and warrant[s] to Lender as follows:

         5.1     Status of Borrower [and General Partner.]

         [(a)]     Borrower is a duly organized and validly existing limited
[partnership] [liability company] formed under the laws of the State of ____________ and is in good standing and qualified to transact business in such State and under the laws of the State in which the Demised Premises are located. Borrower has full power and authority to own its properties and assets and to carry on its business as now being conducted. Borrower is not a "foreign corporation," "foreign partnership," "foreign trust," or "foreign estate," as those terms are defined in the Internal Revenue Code and the regulations promulgated thereunder. Borrower's U.S. Employer Identification Number is as set forth in the Certificate of Non-Foreign Status attached as Exhibit 5.1A.

         (b) [General Partner is a duly organized and validly existing corporation formed under the laws of the State of ____________ and is in good standing and qualified to transact business in such State and under the laws of the State in which the Demised Premises are located. General Partner has full power and authority to own its properties and assets and to carry on its business as now being conducted. General Partner is not a "foreign corporation", "foreign partnership", "foreign trust", or "foreign estate" as those terms are defined in the Internal Revenue Code and the regulations promulgated thereunder. General Partner's U.S. Employer Identification Number is as set forth in the Certificate of Non-Foreign Status attached as Exhibit 5.1B.] [Intentionally omitted.]

         5.2     Authority; Enforceability.

                 (a) Borrower has the power and is duly authorized by all necessary [partnership] [limited liability company] action to enter into this Agreement, the Note[s], the other Loan Documents and Lease Documents to be executed by Borrower, to execute any and all documentation required herein and therein, to borrow the amounts contemplated in the Note[s] and the Loan Documents to be executed by Borrower upon the terms set forth herein and therein and to perform its obligations pursuant to the terms of this Agreement, the Note[s], and of the other Loan Documents and Lease Documents to be executed by Borrower, none of which are in conflict with any provision of law or regulation applicable to Borrower. This Agreement, the Note[s], and each of the other Loan Documents and Lease Documents to be executed by Borrower constitute valid and binding legal obligations of Borrower, enforceable in accordance with their respective terms.

                 (b) [The General Partner has the corporate power and is duly authorized by all necessary corporation action to enter into: (i) the Partnership Agreement, (ii) this Agreement on its own behalf and on behalf of Borrower, and (iii) the Note[s] and the other Loan Documents and Lease Documents to be executed on behalf of Borrower and any and all documentation required herein or therein and to perform its obligations pursuant to the terms of the foregoing documents, none of which are in conflict with any provision of law or regulation applicable to the General Partner or the articles or bylaws of the General Partner. The Partnership Agreement and this Agreement constitute valid and binding legal obligations of the General Partner, and this Agreement, the Note[s] and each of the other Loan Documents and Lease Documents to be executed by the General Partner constitute valid and binding legal obligations of the General Partner enforceable in accordance with their terms.] [Intentionally omitted.]

                 (c) The signatures of the parties to this Agreement, the Note[s], and each other Loan Document and Lease Document other than of Lender, Kmart and Tenant are all the signatures necessary to bind each such party to this Agreement, the Note[s], and each other Loan Document and Lease Document, respectively, and, subject to Section 11, to bind all of the assets of such party (including but not limited to the Security) as are shown in the financial statement of such party, delivered to Lender in connection with the Loan.

         5.3 Consents. No consent, approval or authorization of or declaration, registration or filing with or payment to any governmental body or any nongovernmental person is required to be obtained or made on or prior to the execution, delivery and performance by the Borrower [or General Partner] of this Agreement, the Note[s] and the other Loan Documents and Lease Documents or the transactions contemplated hereby or thereby or as a condition to the legality, validity or enforceability of the Borrower's [or General Partner's] obligations under this Agreement, the Note[s] or the other Loan Documents or Lease Documents or the fulfillment of or compliance with the terms and provisions of the Note[s], this Agreement or the other Loan Documents or Lease Documents, except for the recording of the Mortgage and Lease Assignment with the ____________________ ("Recorder") of __________, ____________ and the
filing of Form UCC-1 Financing Statements ("Forms UCC-1") in the offices of the Recorder and the office of the Secretary of the State of ____________ (collectively "Filing Agencies"), such other filings or recordings as are set forth on Exhibit 5.3 attached hereto and the payment of nominal filing fees.

         5.4     Liens, Security Interests and Assignments.

                 (a) The liens, security interests and assignments created by the Loan Documents will, when granted and duly recorded and filed or recorded, as applicable, constitute valid, effective, properly perfected and enforceable first priority liens, first priority security interests and assignments.

                 (b) (i) No effective financing statements are on record or filed in favor of a secured party other than Lender naming Borrower as debtor and describing any of the Security as collateral at Closing and the exact time the respective UCC-1s are filed in such offices by Borrower; (ii) the recordation of the Mortgage with the Recorder and the Forms UCC-1 in the appropriate office therefor and the office of the Filing Agencies are the only recordation or filing of such documents required to perfect the lien or security interests to be created thereby; and (iii) unless thirty days (30) prior written notice is provided by Borrower to Lender, Borrower's principal place of business and chief executive office are located in the State of ____________ and shall continue to be so located so long as any portion of the Note[s] remains unpaid or unperformed.

         5.5     Noncontravention; No Material Default.

                 (a) The execution, delivery and performance by Borrower [and the General Partner] of and under this Agreement, the Note[s], the other Loan Documents and Lease Documents to be executed by Borrower [and the General Partner] and all other documents and instruments relating to the Loan will not result in any breach of the terms or conditions of or constitute a default under any agreement or instrument under which Borrower [or the General Partner] is a party or is obligated, nor will it violate any legal requirement affecting Borrower, [its General Partner,] the [partnership] [limited liability company], or the Project.

                 (b) There exists no violation of or default by Borrower [or its General Partner] and no event has occurred that with the passage of time or the giving of notice would constitute such a default or violation with respect to (i) the terms of the Note[s] or any Loan Document, (ii) any Lease Document or other agreement affecting the Project to which Borrower [or its General Partner] is a party or is bound or any other agreement to which Borrower [or its General Partner] is a party or to which either is bound, (iii) any license, permit, statute, ordinance, law, judgment, order, writ, injunction, decree, rule, or regulation of any governmental authority or other legal requirement or any determination or award of any arbitrator to which Borrower [or its General Partner] may be bound, or (iv) any mortgage, instrument, agreement, or document by which Borrower[, its General Partner] or the Project is bound: (A) which involves the Note[s] or any Loan Document or Lease Document,
(B) which involves the Project or the Borrower [or its General Partner] and is not adequately covered by insurance, (C) which might have a Material Adverse Effect on the Borrower [or its General Partner], (D) which might have a Material Adverse Effect on the priority of the liens or security interests created by any of the Loan Documents, or (E) which could have a Material Adverse Effect on Borrower's financial condition [or that of its General Partner].

         5.6     No Actions, Suits or Proceedings; Violation or Default.

                 (a) No actions, suits or proceedings are pending or threatened against Borrower [or its General Partner].

                 (b) There is no legal action pending or, to the knowledge of Borrower, threatened against or affecting Borrower [or its General Partner] questioning the validity or the enforceability of this Agreement, the Note[s] or any of the other Loan Documents or Lease Documents.

         5.7 Financial Condition. All Borrower's [and General Partner's] financial statements, profit and loss statements, statements as to ownership, and other statements or reports relating to Borrower [or General Partner] previously or hereafter given to Lender by Borrower are and shall be true and correct in all material respects as of the date thereof. There has been no

Material Adverse Effect on Borrower [or General Partner] since the date of the latest financial statements given to Lender.

         5.8 Taxes, Etc. Borrower [and General Partner] [have] [has] filed all federal, state and local tax returns and have paid all current obligations before they became delinquent, including all federal, state and local taxes and all other payments required under federal, state or local law.

         5.9 Licenses, Permits and Approvals. All licenses, permits, consents, approvals and authorizations necessary or appropriate for the [Construction and] operation of the Demised Premises which by law or regulation must be obtained by Borrower and can be obtained as to the Improvements [prior to completion of Construction thereof] or which are to be obtained by Borrower pursuant to the Lease have been obtained and shall be maintained in full force and effect and Borrower shall provide copies thereof to Lender upon request.

         5.10 Use of Proceeds. The Loan Amount will be disbursed in accordance with Section 7. Borrower will not require and will not avail itself of any additional extension of credit for such purposes. No part of the Loan Amount will be used directly or indirectly by Borrower[, General Partner] or [their] [its] Affiliates for the purpose of purchasing, carrying or refinancing any"margin stock" within the meaning of Regulations G, T or X of the Board of Governors of the Federal Reserve System. The assets of the Borrower do not include, carrying or refinancing any "margin stock".

         5.11 Other Agreements. Except as provided in the Lease, Borrower has not entered into or otherwise acquired by assignment or assumed any agreements with any managers or supervisors relating to the maintenance, repair, leasing, management or operation of the Demised Premises other than those assigned to Lender. [Neither] Borrower [nor General Partner] is [not] in default in the payment of principal or interest on any indebtedness and, except as provided herein, neither have any knowledge that [either] [it] is a party to any instrument or instruments or agreements under and subject to which any indebtedness has been issued.

         5.12 ERISA. In reliance on the facts stated in Exhibit 5.12, the consummation of the transactions contemplated by this Agreement, the Note[s], the other Loan Documents and the Lease Documents, and compliance by Borrower [or General Partner] with the provisions thereof as executed and delivered thereby will not constitute a prohibited transaction within the meaning of the Employment Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended.

         5.13 Investment Company. [Neither] Borrower [nor General Partner] is [not] an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and [neither] is [not] directly or indirectly controlled by an "investment company." [Neither] Borrower [nor General Partner] is [not] a "holding company" or a "subsidiary company" of a holding company or an "affiliate" of a "holding company" or a "public utility company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.14 Lease Documents. Each of the Lease Documents which has been executed and delivered by Borrower, is valid, binding and enforceable against Borrower in accordance with its terms, and is in full force and effect. All conditions to the effectiveness or continuing effectiveness of the Lease Documents required to be satisfied by Borrower have been satisfied.

         5.15 Land Ingress and Egress. All roads providing ingress or egress to or from the Demised Premises necessary for the full utilization of the Demised Premises in accordance with the Lease have been completed, [have been] [will be] conveyed to the appropriate governmental authority and [have been] [will be] dedicated to public use and accepted by such governmental authority.

         5.16 Subdivision of Land. The Land is not part of a larger tract of land owned by Borrower.

         5.17 Compliance. [Neither] Borrower [nor its General Partner] [have] [has not] received nor [do] [does] [they] [it] have a reasonable basis to expect to receive any order or notice of violation or claim of violation of any law, ordinance, rule, or regulation.

         5.18 Insolvency. [Neither] Borrower [or its General Partner are] [is not] now, [or] [nor] will at the Closing as a result of the Loan or otherwise be, "insolvent" within the meaning of that term as defined in
Section 1 of the United States Bankruptcy Code.

         5.19 Title to Land; Liens. Borrower on the Closing Date shall be the sole owner of [a ground lessee's interest in the Land] and shall have good and marketable title to [a leasehold interest in] the Demised Premises, free and clear of any lien, security interest, or encumbrance of any kind whatsoever, excepting only (i) the Permitted Encumbrances, (ii) liens, security title and security interests in favor of Lender, (iii) the Lease [and the Ground Lease], and (iv) other matters which have been approved in writing by Lender and the Trustee. At Closing Borrower shall be the true and lawful owner of all rights in and to all existing agreements, permits, and licenses relating to the Project other than those obtained and retained by Tenant in connection with the Construction or required by applicable law or regulation to be owned by Tenant as a tenant under the Lease. Borrower's interest in all such agreements, permits, and licenses is not subject to any present claim of set off or deduction other than in the ordinary course of business.

         5.20    Borrower Activities.

                 (a) Borrower (i) has not engaged, and, as of the date hereof, does not engage, in any business or investment activities other than those necessary for, incident to, connected with or arising out of owning and leasing the Demised Premises (including any additions or alterations thereto provided for in the Lease), (ii) has not incurred, and, as of the date hereof, does not have, any indebtedness (other than the Loan), (iii) is adequately capitalized for its business purpose, (iv) maintains and shall maintain separate books and records from those of its Affiliates, (v) keeps and shall keep separate bank accounts from those of its Affiliates, (vi) does not and shall not commingle its assets with the assets of any of its Affiliates, (vii) will at all times hold itself out to the public as a legal entity separate and distinct from any of its Affiliates, (viii) will either file its own tax returns, or, if part of a consolidated group, will join in such consolidated group tax return as a separate member of such group, and
(ix) will observe the requirements of law and its Partnership Agreement in carrying on its business.

                 (b) [General Partner (i) has not engaged, and, as of the date hereof, does not engage, in any business or investment activities other than those necessary for, incident to, connected with or arising out of serving as General Partner of Borrower, (ii) has not incurred, and, as of the date hereof, does not have, any indebtedness, and (iii) shall cause its management (x) to meet regularly to carry on the business of General Partner and (y) to keep minutes of such meetings.] [Intentionally omitted]

         5.21 Environmental Legal Requirements. Borrower to the best of its knowledge after due inquiry (i) is not in violation of any Environmental Legal Requirement, and (ii) has received all permits, licenses and other governmental approvals required for its intended uses by any Environmental Legal Requirement.

         5.22 No Reliance. Borrower: (i) has been advised by the Lender that the Borrower should be represented by Legal Counsel of Borrower's choice in the transactions contemplated by this Agreement; (ii) is fully aware and clearly understands all of the terms and provisions contained in this Agreement; (iii) has voluntarily, with full knowledge and without coercion or duress of any kind, entered into this Agreement, the Note[s] and the other Loan Documents; (iv) is not relying on any representation, either written or oral, express or implied, made by the Lender other than as set forth in this Agreement, the Note[s] or the other Loan Documents; and (v) has received actual and adequate consideration to enter into this Agreement.

         5.23    Full Disclosure; Survival of Representations and Warranties.

                 (a) None of the statements, representations, or warranties furnished by Borrower [or General Partner] to Lender verbally or in writing in connection with this Agreement contains or will contain any untrue statement or omits or will omit a material fact necessary to make the statements contained therein or herein, in light of the circumstances when made, not misleading. There is no fact which Borrower [or General Partner] has not disclosed to Lender which materially affects adversely or, to the extent Borrower [or General Partner] presently can reasonably foresee, will have a Material Adverse Effect on Borrower [or General Partner].

                 (b) Each of the representations and warranties of Borrower [or its General Partner] contained in the Note[s] or any of the other Loan Documents is true and correct in all respects.

                 (c) All representations and warranties made herein shall survive the execution of this Agreement, all advances hereunder and the execution and delivery of all other documents and instruments in connection with the Loan and until the Note[s] has been paid in full and fully discharged.

SECTION 6.       CONDITIONS PRECEDENT TO LOAN DISBURSEMENT.

         Lender shall lend to or for the benefit of Borrower, in the manner and on the terms and conditions provided herein, amounts not to exceed in the aggregate the Loan Amount, provided that Borrower shall be in full compliance with and shall have satisfied the following conditions precedent, as applicable, to the making of the Loan or any disbursement pursuant to this Agreement by Lender.

         6.1     Conditions Precedent to Loan.

         (a) Borrower shall purchase and maintain or cause to be purchased and maintained insurance satisfying the requirements set forth in Section 9.9 and on Exhibit 6.1A attached hereto ("Insurance Schedule"). All policies purchased by Borrower, if any, must show Borrower as the named insured and whether purchased by Borrower or Tenant shall name Lender and any holder of a lien evidenced by a mortgage or deed of trust on the Demised Premises or any part thereof, or any purchaser, transferee or assignee of the rights of any such holder (or person holding a beneficial interest in the rights of any such purchaser, transferee or assignee), as additional named insured. So long as Tenant (or Kmart) is the tenant under the Lease and is eligible to self-insure, such self-insurance shall be acceptable to Lender or, if not eligible to self-insure, the insurance provided by Tenant pursuant to the terms of the Lease shall be deemed to satisfy insurance requirements set forth herein unless otherwise provided herein.

                 (i) All policies shall be issued through an insurer licensed to do business in the State in which the Demised Premises are located, and listed in "Best's Insurance Key Rating Guide" published by A. M. Best Company and rated at least "A", Class X or better and have a Standard & Poor's Ratings Group claims paying rating of BBB or better.

                 (ii) All policies and bonds shall provide for thirty (30) days notice of cancellation to Lender and all other additional insureds.

                 (iii) All such insurance policies which Borrower maintains may be in the form of blanket policies in form and substance satisfactory to Lender. Each policy shall contain a replacement cost endorsement, a chattel mortgage loss payable clause, a standard Lender's Loss Payable Endorsement made payable to Trustee and such other endorsements sufficient to prevent Borrower and Lender and all other additional insureds from becoming co-insurers within the terms of such insurance with respect to the Improvements. No policy required hereunder shall have a deductible in excess of $__________ unless approved in writing by Lender. All such insurance shall be subject to the approval of the Lender as to insurance companies, amounts, content and forms of policies and expiration dates.

                 (iv) Lender shall have received certificates of insurance and, upon request by Lender or Trustee, certified copies of policies fulfilling the requirements set forth above.

         (b) Lender and Trustee shall be furnished with a binding ALTA Commitment for Title Insurance ("Title Commitment") from _____________________________ ("Title Insurance Company") satisfying the requirements set forth on Exhibit 6.1B attached hereto unconditionally committing [(subject to a "pending disbursements" clause acceptable to Lender)] to issue a Mortgagee's Policy of Title Insurance ("Title Policy") with extended coverage or endorsement and such other endorsements as Lender may require. The Title Policy shall be in the amount of $____________ (which includes the principal amount of the Note[s] and the present estimated amount of the Make-Whole Premium), issued by Title Insurance Company and committing to insure that the Mortgage when recorded will be a valid first priority lien on [the Borrower's leasehold interest pursuant to the Ground Lease in] all of the Demised Premises, and that the Demised Premises are free and clear of all liens, encumbrances and exceptions, except for the Permitted Encumbrances. Lender shall not be obligated to disburse any portion of the Loan until after the recordation of the documents as required by the Title Commitment to permit the Title Insurance Company to insure the Mortgage as a valid first lien. Borrower shall take all necessary steps to cause and enable the Title Insurance Company to issue the Title Policy to Lender in accordance with this Agreement.

         (c) Lender and Trustee shall have been provided with an appraisal of the Demised Premises satisfactory to the Lender and Trustee by an appraiser acceptable to Lender and Trustee showing (i) the amount of the Loan does not exceed 100% of the fair market value of the Demised Premises as evidenced by such appraisal, and (ii) the amount of the Certificates does not exceed 100% of the fair market value of the Demised Premises as evidenced by such appraisal.

         (d) Borrower shall deliver to Lender the Borrower's Certificate [and the General Partner's Certificate which are attached hereto as Exhibit 6.1C [and Exhibit 6.1D].

         (e) Borrower shall have executed (or caused to be executed or issued) and delivered to Lender the Note[s] and the Loan Documents, all in form satisfactory to Lender. Borrower shall have (i) fully cooperated in causing the Mortgage, Lease Assignment, other Loan Documents at Lender's request and all required Uniform Commercial Code Financing Statements to be duly recorded and/or filed in the manner required by the laws of the State in which the Demised Premises are located, the State in which Borrower's principal place of business is located, if applicable, and any other applicable jurisdiction, (ii) paid or caused to be paid all filing fees and recording charges, taxes or assessments incurred in connection therewith and such recordings and filings shall be satisfactory to the Lender.

         (f) Lender shall be furnished with a current ALTA ["boundary"] ["as built"] survey of the property depicting the location of any Improvements upon the Land and the location of all easements and other matters affecting the Land and otherwise satisfying the requirements set forth on Exhibit 6.1E attached hereto and the Surveyor's Certificate attached hereto as Exhibit 6.1F. The survey shall be delivered to Lender by Borrower, at Borrower's sole cost and expense, and shall be acceptable to Lender and the Title Insurance Company, and show no state of facts objectionable to Lender or the Title Insurance Company. Lender may request the Title Insurance Company to issue any appropriate Title Policy Endorsements within fourteen (14) days after Borrower's delivery of such survey. The survey shall be prepared for and certified to Lender and Tenant and each assignee of Lender by a registered land surveyor or registered engineer approved by Lender.

         (g) [No work shall have commenced on the Land and no construction of any Improvements shall begin without the express written consent of Lender or, in the alternative, the Title Insurance Company shall have agreed to issue the policy insuring Lender's first priority lien position.] [Intentionally omitted.]

         (h) [Borrower shall provide Lender with a construction contract acceptable in form and content to Lender with a contractor or contractors acceptable to Lender providing for construction of the proposed Improvements [and Common Area], complete with all onsite and offsite improvements and Borrower shall provide Lender with an assignment of the contract in form and content satisfactory to Lender. The financial stability of the contractor shall be satisfactory to Lender and Borrower shall, upon Lender's request, provide financial statements for contractor's prior two fiscal years. Lender shall be provided with a Certificate of Good Standing for the contractor.] [Intentionally omitted.]

         (i) Lender shall have received evidence whether the Land or any part thereof lies within a "special flood hazard area" as designated on maps prepared by the Department of Housing and Urban Development and if so designated, a national flood insurance association standard flood insurance policy, plus insurance from a private insurance carrier, if necessary, for the duration of the

Loan in the amount of the full insurable value of the completed improvements, naming Lender as a loss payee.]

          (j) [Borrower shall provide Lender with a detailed budget ("Cost Budget") with cost breakdowns for all onsite, offsite and indirect costs for the [acquisition of the Land and the] Construction, certified to be correct to the knowledge and belief of Borrower and the general contractor and site contractor with respect to their own portion of the Construction and approved in writing by Tenant.] [Intentionally omitted]

          (k) [Borrower shall provide Lender with, and Lender shall approve, the final Plans and Specifications described in Exhibit 1.1B attached hereto, prepared by an architect acceptable to Lender (including, in Lender's sole discretion, working drawings) and Borrower shall provide Lender with an assignment of the Plans and Specifications in form and content acceptable to Lender.] [Intentionally omitted]

          (l) [The general contractor shall, at no expense to Lender, provide payment and performance bonds in the amount of the full contract price, issued by a bonding company acceptable to Lender, such bonds to run in favor of Borrower and Lender as their interests may appear.] [Intentionally omitted]

          (m) Lender shall be furnished with satisfactory copies of all soil, subsoil, geotechnical and other such tests and reports for the Land as Lender may require, prepared by a registered engineer qualified to do such testing and acceptable to Lender.

          (n) Lender shall have received satisfactory evidence upon Lender's request (including source and method) that there is adequate ingress and egress to the Land for its proposed use, public water service available or an adequate water supply available for the proposed development, that public storm and sanitary sewer service is available, that fire protection is available and that necessary arrangements have been made for connection and delivery of each of the foregoing and electric power, gas and telephone service to the Demised Premises.

          (o) Lender shall have received evidence of payment in full of all installments of special taxes or assessments, service charges, development fees, water, sewer and other charges or hookup fees, private maintenance charges, and other prior lien charges by whatever name called, assessed, levied, imposed or billed, whether then due on the Closing Date or payable thereafter, and all installments of general real estate taxes due or payable must be paid in full.

          (p) Borrower shall furnish Lender with certificates from appropriate public officials and agencies, if available, or other evidence satisfactory to Lender showing that the Improvements [to be constructed] conform to all existing Environmental Legal Requirements, and that no conditions exist in, on or beneath the surface of the Demised Premises that are or might become Hazardous

Materials. Lender shall be furnished satisfactory evidence, including but not limited to a Phase I Environmental Report from a company acceptable to Lender, showing that there has been no unremediated violation of an Environmental Legal Requirement or storage, disposal or Release of any Hazardous Materials other than in compliance with Environmental Legal Requirements. The Phase I Environmental Report shall be based upon a complete and thorough visual inspection of the Demised Premises and a review of relevant environmental regulatory agency files, to confirm the absence of any known Hazardous Materials on or beneath the surface of the Land or adjacent lands. Borrower shall also furnish a history of the Demised Premises, listing its prior uses. Borrower shall furnish Lender with the Hazardous Materials Indemnity Agreement ("Hazardous Materials Indemnity Agreement") in the form attached to this Agreement as Exhibit 6.1G, executed by Borrower, General Partner and the other Indemnitors identified therein.

         (q) [Borrower shall provide Lender with a Critical Path Schedule in form satisfactory to Lender setting forth the estimated dates projected for the various stages of Construction.] [Intentionally omitted]

         (r) Borrower shall provide Lender with an inventory of any personal property owned by Borrower located or to be located on the Land, if any, including fixtures, furnishings, equipment and all other personal property used in the operation of the Demised Premises.

         (s) Borrower shall deliver to Lender the Lease[, Ground Lease] and a Consent and Agreement (which shall be executed by Trustee, Lender, Borrower, Tenant and Kmart), all in form and content acceptable to Lender duly executed by all parties thereto, and the Lease Guaranty and Indemnity Agreement, each in the form attached hereto as Exhibit 6.1H duly executed by Kmart.

         (t) [Borrower shall provide Lender with copies of any and all permits or other governmental approvals or consents required to commence and complete Construction.] [Intentionally omitted]

         (u) Kmart and Tenant shall execute and deliver to Lender the Note Put Agreement.

         (v) Borrower shall provide Lender with each of the other Loan Documents described in Exhibit 6.1I attached hereto, each in form and content acceptable to Lender.

         (w) [Borrower shall provide Lender with a Maintenance Agreement pursuant to which the Tenant has made arrangements satisfactory with Lender to pay its prorata share of all Common Area expenses and to maintain and insure the Common Area.] [Intentionally omitted]

         [(x)]     Borrower shall provide Lender with [a subordination
agreement from the holder of any encumbrance on the fee subordinating such encumbrance to the ground lease] [Estoppel Certificate] from Ground Lessor satisfactory in form and content to Lender.

         (y) Lender, Borrower and Tenant shall have approved the Settlement Statement in writing.

         (z) Borrower shall satisfy all other applicable conditions set out in this Agreement.

         6.2 Opinions of Counsel. Borrower, Tenant and Kmart shall each furnish at the time of execution of the Note[s] and Loan

Documents and prior to any disbursement an opinion of each of their respective counsel or special local counsel, addressed to Lender and such other parties as Lender shall specify and bearing the same date as the Note[s], in substantially the forms attached hereto as Exhibits 6.2(a), 6.2(b) and 6.2(c) unless otherwise approved by Lender.

         6.3 Satisfactory Proceedings. All proceedings taken in connection with the transactions contemplated by this Agreement and all documents necessary for the consummation thereof shall be satisfactory in form and content to Lender and Lender shall have received a copy (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of such transactions.

         6.4 Representations and Warranties. All representations and warranties by Borrower and General Partner hereunder shall be true and correct.

         6.5 No Defaults. There shall exist no condition or event constituting a Default or an Event of Default under this Agreement or a default under the Note[s] or any of the other Loan Documents [or the Ground Lease].

         6.6 Rating. The Certificates (as defined in Section 14.2), shall have a Standard & Poor's Ratings Group rating of "BBB-" or better or a Moody's Investors Services Inc. rating of "Baa3" or better, and Lender shall have received written evidence thereof.

SECTION 7.       DISBURSEMENTS.

         7.1 Advance by Lender. Subject to compliance by Borrower with the terms and conditions provided in Section 6 of this Agreement, Lender shall disburse an/or apply the entire Loan Amount as a single advance for the benefit of Borrower in accordance with the terms of this Agreement to the parties named in and to be used for the items set forth in the settlement statement ("Settlement Statement") attached hereto as Exhibit 7. The Borrower authorizes the Lender to apply a portion of such Loan Amount to payment of those costs of issuance of the Certificates allocable to Borrower and designated "Costs of Issuance" on Exhibit 7 by causing such amount to be withheld from the proceeds of sale of the Certificates and applied to the payment thereof. The date of the advance pursuant to this Section 7 shall be deemed the "Closing Date" for purposes of this Agreement. The delivery of the documents, certificates and other items required as conditions under Section 6 to such advance and the subsequent disbursement of the advance shall be deemed the "Closing" for purposes of this Agreement.

         7.2 [Capitalized Debt Service Reserve. The Capitalized Debt Service Reserve shall be deemed to be fully disbursed by Lender to Borrower as of the date of disbursement of all other funds pursuant to Section 7.1 and shall be applied against the interest and principal payments due under the Note[s] and shall be used by Trustee as provided in this Section 7.2 to pay all interest and principal payments due under [the Notes] [the Certificates] through and including _________, 19__, [and such amount shall be applied in respect of the principal and interest payments due under the Note[s] through and including

_________, 19__]. Lender shall cause Trustee to deduct and pay from the Capitalized Debt Service Reserve such interest payments and principal payments. Lender may, in its discretion, refuse to pay such interest or principal from the Capitalized Debt Service Reserve if, at the time any such payment is due, disbursements to Tenant have been suspended or halted under the terms of [either of] the Construction Fund Disbursement Agreement[s] other than for reasons set forth in Section 8.1(b). If Lender elects not to disburse interest or principal from the Capitalized Debt Service Reserve for any of the above mentioned reasons, Lender shall so notify Borrower and thereupon Tenant shall pay such interest or principal to Lender without the use of the Capitalized Debt Service Reserve in the manner and at the times provided in the Note[s]. If no Default or Event of Default exists hereunder, under the Note[s] or under any other Loan Document, and, if all payments of principal and interest due under the Certificates through and including _________, 19__ have been paid, then any funds in the Capitalized Debt Service Reserve remaining after payment of interest and principal payments due under the Note[s] for which such Capitalized Debt Service Reserve was established may be applied by Lender to pay any sum then due and payable pursuant to the Note[s] or any of the Loan Documents and the balance, if any, shall be disbursed to Tenant.

SECTION 8.      [THE CONSTRUCTION.]  [ADDITIONAL CONDITIONS PRECEDENT TO LOAN.]

         8.1    [Time for Completion.

                 (a) Borrower shall cause the Construction to be commenced on or before _________, 199__ ("Construction Commencement Date") prosecuted with diligence, continuously without cessation or delay (unless excused pursuant to Section 8.1(b)) and in accordance with the Plans and Specifications, Sections 8.5 and 8.6, the Lease and the Construction Fund Disbursement Agreement[s] and shall cause the Construction to be completed pursuant to all of the foregoing ("Completion of Construction") on or before the Outside Possession Date (as defined in the Lease. Borrower shall strictly enforce all contracts for the Construction of the Improvements and not agree to any alterations or amendments thereof to the end that all contractors promptly and diligently perform all of the obligations on their part to be performed thereunder, such performance to be in a manner preserving to Lender its security in the Land and Improvements thereon.

                 (b) The cessation or delay of Construction with respect to the Demised Premises under the Lease shall be excused if Borrower has secured the consent of Tenant and: (i) the cessation of or delay in construction shall have been caused by Landlord's Force Majeure (as defined in the Lease); (ii) Borrower shall have made adequate provision acceptable to Lender for the protection of materials stored on-site and off-site and for the protection of the Improvements to the extent then constructed against deterioration and against other loss or damage or theft; (iii) Borrower shall furnish to Lender satisfactory evidence that such cessation of construction will not adversely affect or jeopardize the rights of Borrower under material contracts or subcontracts relating to the construction of the Improvements or under any Lease; and (iv) Borrower shall furnish to Lender satisfactory evidence that the Completion of Construction can be accomplished on or before the Outside Possession Date for such Demised Premises as extended by Landlord's Force Majeure.

                 (c) Tenant has agreed pursuant to Lease to accept from Borrower a completed shell building and Tenant shall complete the Construction with respect to the Improvements necessary to its occupancy pursuant to the Lease. Borrower has agreed pursuant to the Lease to provide Tenant an allowance specified in the Lease which will be used by Tenant to complete such Construction. Borrower shall be excused from the obligations set forth in Sections 8.1(a) and 8.5 with respect to that portion of the Construction Tenant has agreed to complete pursuant to the Lease.] [Intentionally omitted.]

         8.2 [Changes in Plans and Specifications or Cost Budget. Any and all changes in or to the Plans and Specifications or any increase in the Cost Budget shall be made in compliance with the terms and conditions of the Lease and the Construction Fund Disbursement Agreement[s], and must be approved by Lender.] [Intentionally omitted.]

         8.3 [Contractor/Materialmen Lists. Borrower shall furnish to Lender promptly upon request of Lender from time to time correct lists of all contractors, subcontractors, suppliers or materialmen employed or retained in connection with the Construction. Each such list shall show the name, address and telephone number of each such person, a general statement of the nature of the work to be done, the labor and materials to be supplied, the names of materialmen if known and the approximate dollar value of such labor or work with respect to each. Lender shall have the right to telephone or otherwise communicate with each contractor, subcontractor and materialman to verify the facts disclosed by such list or by any request for disbursement, or for any other purpose. All contracts let by Borrower or its contractors relating to the Construction shall require disclosure to Lender of information sufficient to make such verification.] [Intentionally omitted.]

         8.4 [Incorporation in Land and Improvements. No materials, equipment, fixtures or any other part of the Improvements or articles of personal property placed in the Improvements shall be purchased or installed under any security agreement or other arrangements wherein the seller reserves or purports to reserve the right to remove or to repossess any such items or to consider them personal property after their incorporation in the Project unless authorized by Lender in writing.] [Intentionally omitted.]

         8.5 [Completion of Project. Borrower shall cause the Completion of Construction pursuant to the requirements of the Lease, entirely on the Land and shall not encroach upon or interfere with any easement, right-of-way or other property. All work on the Improvements shall be performed in strict compliance with all applicable laws, ordinances, statutes, rules and regulations, including zoning laws, of federal, state, county or municipal governments or agencies now in force or that may be enacted hereafter, with all directions, rules, regulations and codes of the fire marshal, health officer, building inspector or other officers of every governmental agency now having or hereafter acquiring jurisdiction, and with all covenants and restrictions running with the Land.] [Intentionally omitted.]

         8.6 [No Liens Permitted. Borrower shall fully pay and discharge all claims for labor performed and material and services furnished in connection with the Construction and take all other reasonable steps to forestall the assertion of claims (i) of liens against the Land, any part thereof or right or interest appurtenant thereto, the Improvements, any personal property and fixtures located on or used in connection with, the Land or the Improvements, or (ii) against the Loan. Nothing herein contained shall require Borrower to pay any claims for labor, materials or services which Borrower in good faith disputes and which Borrower, at its own expense, is currently and diligently contesting, provided however, that Borrower shall, within thirty (30) days after filing or assertion of any claim or lien that is disputed or contested by Borrower, obtain and record, if required by Lender, a surety bond sufficient to release such claim or lien, or provide Lender with an endorsement to the Title Policy insuring Lender either that the lien and security interests created pursuant to its Mortgage are and shall continue to be first and prior to any such claim or lien, or against any loss incurred or which may be incurred if such lien and security interest are not first and prior to any such claim or lien. Borrower shall provide Lender copies of all Requests (as defined in the Construction Fund Disbursement Agreement[s]) and any and all related documentation submitted in connection therewith.] [Intentionally omitted.]

         8.7    [Certification/Acceptance.

                 (a) Upon Completion of Construction, Borrower will promptly furnish Lender evidence of the final certification and/or acceptance of the Improvements upon the Land by any municipality, utility, county or other governmental entity whose certification or acceptance thereof is required, and evidence of all such certifications and/or acceptances and, if required by Lender, an unqualified Certificate of Substantial Completion on A.I.A. Form G 704 signed by the architect employed by Borrower, who shall first have been approved by Lender, certifying to the completion of the Improvements, shall be delivered to Lender promptly thereafter.

                 (b) Upon Completion of Construction, Borrower will furnish to Lender full unconditional lien waivers from all persons or entities for all labor performed and materials supplied in connection with the Construction in form and content satisfactory to Lender unless Borrower contests such liens in the manner described and subject to the terms and conditions of Section 8.6.] [Intentionally omitted.]

        [8.8] Additional Covenants [Regarding Construction]. [Not later than thirty (30) days after the Completion of Construction,] [As additional conditions precedent to Lender making the Loan to Borrower, Borrower shall be in full compliance with and shall have satisfied the following conditions precedent.] Borrower shall have performed its obligations under each of the covenants set forth in this Section 8.8.

                 (a) Borrower shall provide Lender with copies of all final site plans approved by agencies with jurisdiction over such approval, building permits and all other permits necessary for construction of the Demised Premises, along with a certification to Lender from the licensed project architect or engineer or legal counsel for Borrower acceptable to Lender stating that the Demised Premises, as designed, meets all local zoning, platting and permitting requirements, and, that such zoning, platting and permitting is final and not subject to change. Borrower shall provide Lender with a copy of the recorded plat of the Land, if any.

                 (b) Borrower shall provide Lender with an inventory of all personal property owned by Borrower located or to be located on the Land, including fixtures, furnishings, equipment and all other personal property used in the operation of the Demised Premises.

                 (c) Lender shall be provided with final as-built drawings and specifications that include all modifications and changes that have been included in the Plans and Specifications.

                 (d) All Improvements shall have been constructed within the boundary lines of the Land as established by a survey which shall be subject to the approval of Lender. Lender shall be furnished with an ALTA "as built" survey of the Land prepared for and certified to Lender and each transferee, purchaser and assignee of Lender by a registered land surveyor or registered engineer approved by Lender and each such transferee, purchaser and assignee. The survey shall comply with the requirements set forth on Exhibit 6.1E and shall be accompanied by the Surveyor's Certificate attached hereto as
Exhibit 6.1F.

                 (e) Lender shall be provided with a certification from a licensed architect, engineer or construction management/inspection professional nominated and paid for by Borrower and approved in writing by Lender, certifying without qualification: (i) that he has regularly inspected the Improvements [which as to the Demised Premises shall refer to the construction by Borrower as described in the Lease] during the course of construction, and
(ii) as to the matters set forth in A.I.A. Form G 704.

                 (f) Borrower shall provide Lender with a certificate from the project architect and/or engineer stating that the Improvements [which as to the Demised Premises shall refer to the construction by Borrower as described in the Lease] are constructed in substantial compliance with all applicable ordinances, building codes and zoning, environmental and ecological laws and regulations and are free from encroachment upon building lines, easements and property lines. In the event such certificate or certificates are unavailable, Borrower shall provide Lender with other evidence of such substantial compliance satisfactory to Lender in its sole discretion.

                 (g) Lender shall be provided with a copy of the Certificate of Occupancy for the Demised Premises to be issued by the [City, County, etc.] of [name of City, County, etc.], [State].

                 (h) If the Security shall have suffered any material damage or destruction, the damaged or destroyed portion of the Security must have been restored or replaced consistent with the Plans and Specifications used for the original construction or arrangements satisfactory to Lender shall have been made for restoration or replacement.

                 (i) Borrower shall provide Lender with a collateral assignment of all of Borrower's right, title and interest in and to any utility contracts, deposits and refundable fees, in form satisfactory to Lender.

                 [(j)     Borrower shall provide Lender with an appraisal of
the Demised Premises as completed in the same form as that required by Section 6.1(c) by an appraiser acceptable to Lender showing the fair market value of Demised Premises.]

SECTION 9.       ADDITIONAL BORROWER [AND GENERAL PARTNER] COVENANTS.

         9.1     Borrower [and General Partner] Existence.

                 (a) Borrower will do or cause to be done all things necessary to (i) keep in full force and effect Borrower's existence as a [limited partnership] [limited liability company] and comply with all applicable laws, statutes, regulations, rules, orders and all applicable restrictions imposed by any governmental or regulatory body, except those being contested in good faith by appropriate proceedings and except where the failure so to comply would not have a Material Adverse Effect on Borrower and would not result in the forfeiture or sale of the Land, and (ii) maintain all licenses and permits necessary properly to conduct Borrower's business or own Borrower's properties, except where the failure to do so would not have a Material Adverse Effect on Borrower.

                 (b) [General Partner will do or cause to be done all things necessary to (i) keep in full force and effect General Partner's existence and good standing as a corporation and comply with all applicable laws, statutes, regulations, rules, orders and all applicable restrictions imposed by any governmental or regulatory body except those being contested in good faith by appropriate proceedings and except where the failure so to comply would not have a Material Adverse Effect on the Borrower or the General Partner and would not result in the forfeiture or sale of the Land, and (ii) maintain all licenses and permits necessary properly to conduct General Partner's business or own General Partner's properties except where the failure to do so would not have a Material Adverse Effect on the Borrower or the General Partner.] [Intentionally omitted.]

         9.2     Information; Financial Reports.

                 (a) Borrower shall promptly: (i) furnish to Lender such data and information, financial and otherwise, concerning the Improvements as Lender may from time to time reasonably request; (ii) furnish to Lender each and every quarterly and annual financial statement of Kmart filed with the Securities and Exchange Commission during the term of the Lease, including, but not limited to, balance sheets, income statements, statements of cash flows and related financial data; (iii) notify Lender of any condition or event which constitutes a Default or Event of Default or breach, default or repudiation of any covenant, condition, warranty, representation or provision of the Note[s] or any of the Loan Documents, the Lease Documents, occurrence of a Triggering Event (as defined under the Note Put Agreement), and of any material adverse change in the financial condition of Borrower or, to Borrower's knowledge, Kmart; and (iv) permit any authorized representative of Lender upon prior notice to inspect, in Borrower's principal office, the books of account of Borrower (and to make extracts or copies therefrom) and to discuss the affairs, finances and accounts of Borrower; and (v) provide Lender on request any and all information, including but not limited to, the information described in
Section 9.2 (b), with respect to Borrower, its Affiliates, the Demised Premises and any and all related real property, and any and all information with respect to any of the foregoing, all of which Lender shall be entitled to rely upon in preparation of any filings with the Securities and Exchange Commission and any applicable state securities agency in compliance with applicable law.

                 (b)      Borrower shall furnish or cause to be furnished to
Lender:

                          (i)     Upon Lender's request after an Event of
Default within ten (10) days after the end of each month, the following statements reflecting the financial condition of Borrower at the end of such month and the results of its operations for such month: (A) a balance sheet;
(B) an income statement; (C) a statement of cash flows; (D) a statement of changes in partners' equity, and (E) a statement of amounts due to or from Borrower from or to any individual or entity directly or indirectly related to Borrower, all in reasonable detail and duly certified as complete and correct by the [General Partner] [__________] of Borrower. Such financial statement shall be accompanied by a statement of [the General Partner] [________] to the effect that, to the best of its knowledge, there exists no condition or event which constitutes a Default or an Event of Default under this Agreement or specifying the nature and period of existence of any such condition or event and the action Borrower is taking or proposes to take with respect thereto.

                          (ii)    As soon as practicable after the end of each
fiscal year of Borrower, and in any event within ninety (90) days thereafter, the following financial statements reflecting the financial condition of Borrower at the end of such year and the results of its operations: (A) A balance sheet, (B) an income statement, (C) a statement of cash flows, (D) a statement of changes in [partners'] [members'] equity, (E) a statement of changes in financial position, (F) a statement of amounts due to or from Borrower from or to any entity directly or indirectly related to Borrower, and (G) a statement of contingent liabilities not otherwise reflected in such financial statements or the notes thereto; setting forth in each case in comparative form figures from the previous fiscal year, all in reasonable detail. The information required by clauses (A), (B), (C), (D) and (E) shall be certified as complete and correct by the [General Partner] [________] of Borrower, provided that, if an Event of Default has occurred, such information shall be audited and certified by an independent certified public accountant as fairly presenting the financial condition or results of operation of the Borrower. All such financial statements and reports shall be accompanied by a statement by the [General Partner] [________] of Borrower that, to the best of its knowledge, there exists no condition or event which constitutes a Default or an Event of Default under this Agreement, or specifying the nature or period of existence of any such condition or event and the action Borrower is taking or proposes to take with respect thereto.

                          (iii)   Within ten (10) days after the filing of same
with the Internal Revenue Service, copies of the timely filed federal income tax returns (together with all amended returns relating thereto) of Borrower.

                          (iv)    Promptly upon receipt thereof, copies of all
other detailed financial reports, if any, submitted to Borrower by independent accountants in connection with any annual or interim compilation or review of the affairs or the books of Borrower made by such accountants.

                 (c) Nothing in this Section 9.2 shall be interpreted to modify, reduce or limit in any manner the provisions of Section 9.3.

         9.3     Restriction of Borrower Activities.

                 (a) Until the Note[s] [has] [have] been paid in full and fully discharged, Borrower will not, on or after the date of execution of this Agreement, (i) engage in any business or investment activities other than those necessary for, incident to, connected with or arising out of owning and leasing the Demised Premises (including any additions or alterations thereto provided for in the Lease), (ii) except as may be provided herein or contemplated hereby, incur any indebtedness (other than the Loan), (iii) amend, or propose to the [limited partners] [members] of Borrower for their consent any amendment of, the [Partnership] [Operating] Agreement of Borrower (or, if Borrower by any means complying with the provisions of this Agreement shall be a successor to the person named as the Borrower in this Agreement, amend, consent to amendment or propose any amendment of the governing instruments of such successor) without giving notice thereof in writing, not less than thirty nor more than ninety days prior to the date on which such amendment is to become effective, to Lender and without first obtaining the written consent of Lender which shall not be unreasonably withheld, or (iv) take any action or omit to take any action, which action or omission results in a breach of the representations and warranties set forth in Section 5.20(a). In the event of any modification or amendment of the [Partnership] [Operating] Agreement of Borrower, Lender may impose all such documentary, title insurance, opinion of counsel or recording and filing conditions and requirements as Lender may determine in its sole discretion are reasonably required on a conservative basis or are prudent to assure that Lender's rights under this Agreement, the Note[s] and the other Loan Documents and Lease Documents will be maintained in full force and effect and will not be impaired.

                 (b) [Until the Note[s] [has] [have] been paid in full and fully discharged, the General Partner will not, on or after the date of execution of this Agreement, (i) engage in any business or investment activities other than those necessary for, incident to, connected with or arising out of serving as General Partner of Borrower; (ii) except as may be provided herein or contemplated hereby, incur any indebtedness (other than the Loan), (iii) amend, or propose to its shareholders for their consent any amendment of, its Articles of Incorporation or Bylaws (or, if the General Partner by any means complying with the provisions of this Agreement shall be a successor to the entity named as the General Partner in this Agreement, amend or consent to amendment or propose any amendment of the governing instruments of such successor) without giving notice thereof in writing not less than thirty (30) nor more than ninety (90) days prior to the date on which such amendment is to become effective to Lender and without first obtaining the written consent of Lender, which shall not be unreasonably withheld, or (iv) take any action or omit to take any action, which action or omission results in a breach of the representations and warranties set forth in Section 5.20(b).
In the event of any modification or amendment of such Articles of Incorporation or Bylaws, Lender may impose all such documentary title insurance, opinion of counsel and/or recording and filing conditions and requirements as Lender may determine in its sole discretion are reasonably required on a conservative basis or are prudent to assure that Lender's rights under this Agreement, the Note[s] and other Loan Documents will be maintained in full force and effect and will not be impaired.] [Intentionally omitted.]

         9.4     Ownership of Project; No Encumbrances.

                 (a) Borrower (i) has and will have full power and authority to mortgage and pledge its interest in the Mortgaged Estate in the manner and form granted in the Mortgage or intended and such grant is valid and effective, (ii) will preserve its title to the Mortgaged Estate, subject only to Permitted Encumbrances, (iii) will forever warrant and defend the same to Lender against the claims of all persons claiming by, through or under Borrower, except claims arising from Permitted Encumbrances, and (iv) will take all action to insure the Mortgage constitutes a valid first lien interest in Borrower's [fee] [leasehold] interests in the Mortgaged Estate (subject only to Permitted Encumbrances) and a first priority security interest on all Borrower's personal property included within the Mortgaged Estate.


                 (b) Except as otherwise expressly provided in this Agreement or any other Loan Document, Borrower will not (i) permit any lien (other than the Permitted Encumbrances), levy, attachment, or restraint to be made or filed against the Mortgaged Estate or any portion thereof or interest therein by reason of its own act or omission, or permit any receiver, trustee, or assignee for the benefit of creditors to be appointed, to take possession of any of Borrower's assets or any portion of any of the foregoing, or (ii) encumber or allow the encumbrance of the Mortgaged Estate or any portion of the Mortgaged Estate or any personal property owned by Borrower and used in connection with the use, occupancy, or operation of the Project in any way, including any of the Security, without prior written consent of the Lender.

                 (c) When available, pursuant to the Mortgage, Security Agreement and Assignment of Rents ("Second Mortgage"), Borrower shall request and obtain the discharge and release provided for pursuant to Section 29 of the Second Mortgage.

         9.5     Recording.

                 (a) Borrower will, upon the execution and delivery hereof and thereafter from time to time following satisfaction of the requirements of
Section 6.1(e), cause or cooperate with Lender to the extent requested in causing the Mortgage, Lease Assignment and such other instruments as may be required and financing statements with respect thereto (collectively, "Recordable Documents") to be filed, registered and recorded as may be required by present or future law, to publish notice thereof and create, perfect and protect the lien and security interest of the Recordable Documents upon the Mortgaged Estate, Lease and other items comprising the Security and as may be required by present or future law to publish notice of and protect the validity of this Agreement, the Lease, the Lease Guaranty, the Mortgage, the Note[s] and other Loan Documents and Lease Documents.

                 (b) Borrower will from time to time perform or cause to be performed any other act required by law and will execute or cause to be executed any and all further instruments (including financing statements, continuation statements and similar statements with respect to the Note[s] and any of the Loan Documents) reasonably requested by the Lender for such creation, perfection, publication and protection. Borrower shall pay or cause to be paid all filing, registration and recording taxes and fees incident thereto and all expenses, taxes, assessments and other governmental charges incident to or in connection with the preparation, execution, delivery or acknowledgement of the Recordable Documents, any instruments of further assurance, the Note[s] and the Loan Documents.

         9.6     Termination of the Lease Documents.   Until the Note[s] [is]
[are] paid in full and fully discharged and the Mortgage has been terminated pursuant to its terms, Borrower (i) hereby waives any present or future right to terminate the Lease, [Ground Lease], Lease Guaranty, [Consent and Agreement], and (ii) shall not exercise any such termination right, whether or not permitted by the express provisions of such documents, without the prior written consent of Lender. If Tenant terminates the Lease, Borrower may re-lease the Demised Premises only with the prior written consent of Lender, which consent shall be given in the sole and absolute discretion of Lender and as such may be unreasonably withheld.

         9.7 Amendments to Lease or Lease Guaranty. Borrower will not enter into any Material Modification (as defined in the Consent and Agreement) of the Lease or enter into any amendment or modification of the [Ground Lease,] Lease Guaranty or other Lease Documents without the prior written consent of Lender.

         9.8 Litigation; Default. Borrower will give or cause to be given to Lender prompt notice of:

                 (a) any litigation or claims of which Borrower has actual knowledge which might have a Material Adverse Effect on the Borrower [or the General Partner];

                 (b) all complaints and charges filed by any federal, state, county, city or other political subdivision of any of the foregoing of which Borrower has actual knowledge which now or hereafter has jurisdiction over Borrower or all or any portion of the Demised Premises (i) which may have a Material Adverse Effect on the Borrower [or the General Partner] or (ii) may result in such governmental body exercising supervision or control of Borrower or its business or assets which may delay or require changes in construction or occupancy of the Improvements or impair the Security or adversely affect any of Lender's rights under the Note[s] or the Loan Documents;

                 (c) any Default or Event of Default which Borrower has actual knowledge of; and

                 (d) any breach by Tenant under the Lease, by Kmart under the Lease Guaranty or by either of them under any other Lease Document, of which Borrower has actual knowledge.

         9.9     Insurance.

                 (a) From and after the date hereof, Borrower will carry and maintain (or cause to be carried or maintained) in full force and effect insurance which satisfies the requirements of the Lease, shall prepay all premiums in respect thereof through the Rental Commencement Date, and, for any lease other than the Lease, which satisfies the requirements set forth in
Exhibit 6.1A.

                 (b) In the event of any loss or claim known to Borrower, Borrower will give immediate written notice thereof to Lender and, subject to the Lease, Lender may make proof of loss if not made promptly by Borrower. Subject to the terms of the Lease, each insurance company is hereby authorized and directed to make payment for such loss directly to Lender instead of to Borrower. Subject to the terms of the Lease, insurance proceeds or any part thereof may be applied by Lender at its option, either to the reduction or repayment of the Note[s], including the Make-Whole Premium, or to the repair, rebuilding and restoration of the Improvements lost, damaged or destroyed, but Lender shall not be obligated to see to the proper application of any amount paid over to Borrower; provided, however, that Lender shall apply such insurance proceeds to the prepayment of the Note[s] required pursuant to
Section 3.3 hereof in the event of a termination of the Lease with respect to the Demised Premises thereunder by the Tenant pursuant to the provisions of
Article 17(c) of the Lease. Notwithstanding the foregoing sentence: (i) if no Default or Event of Default exists hereunder and no default exists under the Note[s] or the Loan Documents, (ii) if the Lease has not been terminated in whole or in part as a result of the loss in respect of which such proceeds are paid, and (iii) subject to the terms of the Lease, in the case of any such loss, damage or destruction of the Improvements as to which rebuilding or repair of the Improvements can be accomplished prior to the Maturity Date, Lender shall allow Borrower to elect within thirty (30) days of the date of any such loss or claim by written notification of Lender and Trustee to utilize insurance proceeds to the extent necessary to effect the repair, rebuilding or restoration of the portion of the Demised Premises. In the event that Lender allows or is required to permit proceeds to be used for the repair, rebuilding and restoration of the portion of the Demised Premises, Lender may, to the extent permitted under the Lease, direct that insurance proceeds be placed in a segregated account with Lender, Tenant or an escrow agent approved by each with such insurance proceeds to be used for the repair, rebuilding and restoration of the insured loss through the procedures set forth herein, and with such other safeguards and procedures for release of such proceeds and payment of the relevant construction and related expenses as institutional lenders normally impose for advances of construction loan funds (which may include requirements that Borrower first expend any difference between such proceeds and the total cost of repair, rebuilding and restoration). In the event proceedings have been commenced for foreclosure of the Mortgage or in the event Lender shall take possession of the Land, all right, title and interest of Borrower in and to any insurance policies then in force, including any right to unearned premium, shall inure to the benefit of and pass to Lender or the purchaser of the Demised Premises upon foreclosure, as the case may be. At Lender's election, evidence of such insurance satisfactory to it shall be delivered to it in lieu of such policy or policies.

        9.10 [Partnership] [Limited Liability Company] Matters of Borrower. Borrower [and the General Partner], by executing this Agreement: (a) approves and ratif[y][ies] the terms and provisions of this Agreement, the Note[s] and the other Loan Documents; (b) waives all conflicting provisions of the Borrower's [Partnership] [Operating] Agreement as among Borrower, [the General Partner] and Lender; and (c) agree that Lender shall have no duty to inquire into the powers of Borrower, [General Partner] or other persons acting or purporting to act on Borrower's behalf and shall have no responsibility whatsoever to determine or be concerned with any provisions of the [Partnership] [Operating] Agreement or any fiduciary or other duty of Borrower [or General Partner] to any other person or entity. Nothing in this Section 9.10 shall affect any powers, rights or obligations by or between or among Borrower and any entities or individuals other than Lender. The sole purpose of this Section 9.10 is for Borrower [and the General Partner] to waive and eliminate any duty or obligation of Lender to determine or be concerned with any such powers, rights or obligations.

         9.11 [Corporate Matters of the General Partner. The General Partner, by executing this Agreement: (a) approves and ratifies the terms and provisions of this Agreement, the Note[s] and the other Loan Documents; (b) waives all conflicting provisions of the Articles of Incorporation and Bylaws of the General Partner as among Borrower, the General Partner and Lender; and
(c) agrees that Lender shall have no duty to inquire into the powers of the General Partner or the persons acting or purporting to act on its behalf and shall have no responsibility whatsoever to determine or be concerned with any provisions of such Articles of Incorporation and Bylaws or any fiduciary or other duty of Borrower, the General Partner or any director, officer or shareholder thereof to any other person or entity. Nothing in this Section
9.11 shall affect any powers, rights and obligations by and between or among the General Partner and any entities or individuals other than Lender. The sole purpose of this Section 9.11 is for the General Partner to waive and eliminate any duty or obligation of Lender to determine or be concerned with any such powers or obligations.] [Intentionally omitted.]

        9.12    Change in Entity or Management.  Except as permitted under
Section 6.09 of the Mortgage, until payment in full of the Note[s] [neither] Borrower [nor the General Partner] shall [not] dissolve or liquidate or merge or consolidate with or into any other entity or turn over the control or management (other than pursuant to a property management agreement subordinate to the Mortgage) or operation of its property, assets or business to any other person, firm or corporation [or permit the [General Partner] [Manager] or [shareholders] [members] of 25% or more of its outstanding [voting stock] [equity interest] to withdraw or cease to be the General Partner or such shareholders members or permit any other person to become an additional [general partner] [Manager] of the Borrower; provided, however, the [General Partner] [Manager] or the then existing [shareholders] [equity interest owners] of the [General Partner] [Manager] may acquire the interest of any [shareholder] [member] who dies, becomes incompetent or becomes bankrupt or insolvent [or permit any other person to become the ___________ of Borrower, or permit 25% or more of the ownership interest of __________ in the Borrower to be transferred].

         9.13 Reimbursement of Certain Legal Expenses. Borrower shall reimburse Lender on demand for any and all reasonable legal fees and other out-of-pocket expenses Lender incurs in connection with the preparation, execution and delivery of any modification, amendment, alteration or consent to any of the terms or provisions of this Agreement, the Note[s] or any other Loan Document, including, without limitation, the reasonable charges and disbursements of Lender's counsel, any special counsel or any special local counsel.

          9.14 Tenant Estoppels. Upon request by Lender Borrower shall request of Tenant an Estoppel Certificate addressed to Landlord and Lender complying with the provisions of the Lease [and Ground Lease].

SECTION 10.      DEFAULT.

         10.1 Events of Default. In the event of a Default in the performance by the Borrower of any provisions hereunder, Borrower in some cases may be entitled to notice and opportunity to cure the Default or Defaults. In those circumstances when Borrower is entitled to notice and opportunity to cure, the specific time period shall be provided or referred to in this Section below, provided, however, that no such notice or opportunity to cure any such Default shall be required if the granting of such notice or opportunity to cure such Default would, in the reasonable judgment of Lender, jeopardize Lender's position in the Security, or otherwise jeopardize collection of the Note[s] in accordance with its [their] terms. If there is no time period provided or referred to in this Section below then Borrower is not entitled to written notice prior to the acceleration of the Note[s]. The term "Event of Default", as used in this Agreement, shall mean the occurrence or happening, at any time and from time to time, of any one or more of the following events:

                 (a) default in payment or prepayment of the principal of, Make-Whole Premium, if any, or interest on, the Note[s] when and as the same shall become due and payable, whether at the due date thereof or at the date fixed for prepayment or by acceleration or otherwise;

                 (b) at any time the lien of the Mortgage may be impaired by any lien, encumbrance or other defect, and, except as provided in Section 8.6, either (i) such lien, encumbrance or other defect is not corrected within thirty (30) days after notice to Borrower, or (ii) Borrower shall fail or refuse to obtain insurance or bonding over any such lien, encumbrance or other defect to Lender's satisfaction within such 30 days;

                 (c) Borrower assigns this Agreement or any advance to be made hereunder, or any interest in either, without the prior written consent of Lender;

                 (d) [there is any cessation of Construction for any period after the date of commencement in excess of fifteen (15) days, unless excused pursuant to Section 8.1(b), or if Construction is abandoned, or if Borrower is in default under the terms of [either of] the Construction Fund Disbursement Agreement[s], or the Construction is not completed in compliance with this Agreement on or before the Outside Possession Date except as extended pursuant to Section 8.1(b)]; [Intentionally omitted.]

                 (e) [Borrower executes any security agreement on any materials, fixtures or articles used in the Construction or on articles of personal property located on the Land or to be incorporated into the Demised Premises, except as permitted by the Mortgage, or any such materials, fixtures or articles are not substantially in accordance with the Plans and Specifications, or are purchased pursuant to any conditional sales contract or other security agreement so the ownership thereof will not vest unconditionally in Borrower free from liens or encumbrances other than those granted Lender, or Borrower does not furnish to Lender within ten (10) days of request therefor the contracts, bills of sale, statements, receipted vouchers and agreements or any of them under which Borrower claims title to such materials, fixtures or articles]; [Intentionally omitted]

                 (f) [Lender determines that the estimated cost to complete the Construction and pay the items described in Section 7.1 is in excess of the Loan Amount available to Borrower to complete and pay for such Construction and items]; [Intentionally omitted]

                 (g) [Borrower does not disclose to Lender within five (5) days after demand therefor the names of all contractors, subcontractors, persons, firms and corporations with whom Borrower contracted or intends to contract for the Construction or the furnishing of labor or materials or fails to deliver to Lender upon request copies of all such contracts;

                 (h) any representation or warranty contained herein, in the Note[s] or in the Loan Documents or any representation to Lender concerning the financial condition or credit standing of Borrower or any other Indemnitor that is a party to the Hazardous Materials Indemnity Agreement proves to have been false or misleading in any material respect when made]; [Intentionally omitted]

                 (i) the Borrower [or General Partner] shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in any involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action to authorize any of the foregoing;

                 (j) an involuntary case or other proceeding shall be commenced against the Borrower [or General Partner] seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days;

                 (k) the insurance required herein and under the Mortgage is cancelled, and replacement insurance satisfactory to Lender is not obtained by the effective date of cancellation;

                 (l) any governmental approval, right or license which Borrower is required by applicable law or regulation to obtain to [construct or] operate the Demised Premises, and the loss of which will have a Material
Adverse Effect, is suspended, revoked or terminated, or Borrower fails to obtain and/or maintain such approval, right or license in full force and effect (collectively, "Appealable Event"), provided, however, if such Appealable Event is promptly and diligently appealed in accordance with applicable law or regulation and Lender, in its reasonable judgment, determines that such Appealable Event shall not have a Material Adverse Effect on the Borrower or the Mortgaged Estate prior to the completion of such appeal, the occurrence of the Appealable Event shall only be deemed an Event of Default upon completion of the appeal resulting in a decision which in the reasonable judgment of Lender has a Material Adverse Effect on Borrower;

                 (m) a default under any of the other Loan Documents (other than the Lease, Lease Guaranty, Indemnity Agreement and Note Put Agreement) [or the Ground Lease] occurs and is continuing beyond any applicable grace period; provided, however, a default under Section 6.09 of the Mortgage shall constitute an Event of Default which is not subject to cure;

                 (n) a default exists under the Lease which is not cured within any applicable grace period, and Kmart is in default pursuant to the Lease Guaranty or the Indemnity Agreement with respect to the Lease default, or a default or event of default otherwise exists under the Lease Guaranty or the Indemnity Agreement and is not cured within any applicable grace period;

                 (o) Lender exercises the Put, and Kmart defaults in the performance of its obligations pursuant to the Note Put Agreement, and such default is not cured within any applicable grace period; or

                 (p) failure of Borrower [or General Partner] to timely and properly observe, keep or perform any term, covenant, condition, agreement, or obligation required to be observed, kept or performed herein, in the Note[s] or in any of the other Loan Documents which has not been specifically referred to in the Subsections above.

Borrower [or General Partner] shall have thirty (30) days after notice under this Agreement within which to cure any default arising under this
Section 10.1 except for a default: (i) in payment of any sum pursuant to [the] [any] Note or any other payment due and payable pursuant to any of the Loan Documents which is not cured within any applicable grace period provided in such Loan Documents; (ii) under [the] [any] Note or under any of the Loan Documents for which a different cure period is specified therein; or (iii) under Subsection (b), Subsection (c), Subsection (d), Subsection (h), Subsection (i), Subsection (j), Subsection (k),

Subsection (l), Subsection (m) or (n) except as otherwise provided therein, or Subsection (o).

         10.2 Lender's Remedies. If any Event of Default occurs, Lender may, in addition to all remedies at law or in equity under the Mortgage, the Note[s] and other Loan Documents, at its option, declare the whole of the unpaid principal and unpaid accrued interest evidenced by the Note[s] and, to the extent not prohibited by applicable law, an amount as liquidated damages for the loss of the bargain evidenced hereby (and not as a penalty) equal to the Make-Whole Premium to be immediately due and payable, without, except as provided above, notice of any kind, including, but not limited to, notice of intent to accelerate and notice of acceleration, or demand, and Lender shall be entitled to commence proceedings for immediate foreclosure of the Mortgage and may, additionally or alternatively, subject to the provisions of Section 11, avail itself of any other relief or remedy to which Lender may be legally or equitably entitled under the Note[s], the other Loan Documents or otherwise.

         10.3 [Inspections of Improvements. Lender or its agents at all times shall have the right, but not the obligation, to enter upon the Demised Premises during the period of Construction. Any inspection by Lender of the Demised Premises is for the purpose of protecting the Lender's position in the Security, and no such inspection shall be a representation by Lender that there has been a strict compliance upon the part of the general contractor or any subcontractor with the Plans and Specifications or that the Construction is free from faulty material or workmanship, nor shall any inspection by Lender constitute approval of any certification given to Lender or relieve any person making such certification of responsibility therefor.] [Intentionally omitted.]

         10.4 Reimbursement of Lender. In the event of any conflict, claim or dispute between the parties hereto affecting or relating to the purpose or subject matter of this Agreement, Lender shall be entitled to receive all expenses, including but not limited to, reasonable attorneys' fees and disbursements actually incurred or expended, and accounting fees actually incurred or expended. All monies advanced by Lender under the terms of this Agreement and all amounts paid, suffered or incurred by Lender in exercising any authority or rights granted herein, including attorneys' fees and disbursements and accounting fees as stated above, shall be added to the amounts payable under the Note[s], shall be secured by the Mortgage and other Loan Documents, shall bear interest at the Overdue Rate (as defined in the Note[s]) until paid and shall be due and payable by Borrower to Lender immediately without demand.

         10.5 Cumulative Remedies. All remedies of Lender provided for in this Agreement are cumulative and shall be in addition to any and all other rights and remedies provided in the Note[s], the Loan Documents, any other instrument executed by Borrower in connection with the Loan, or by law. The exercise of any remedy hereunder shall not in any way constitute a cure or waiver of an Event of Default, or invalidate any act done pursuant to any notice of an Event of Default, or prejudice Lender in the exercise of any of its rights hereunder or elsewhere unless, in the exercise of such rights, Lender realizes all amounts owed to it under the Note[s], the Mortgage and any other Loan Document. The rights and remedies provided Lender by this Agreement, the Note[s] and the Loan Documents shall be cumulative. All rights, powers and remedies granted Lender herein or otherwise available to Lender are for the sole benefit and protection of Lender, and Lender may exercise any such right, power or remedy at its option and in its sole and absolute discretion without any obligation to do so. In addition, if under the terms hereof Lender is given two or more alternative courses of action, Lender may elect any alternative or combination of alternatives, at its option and in its sole and absolute discretion.

         10.6 Inspection of Books and Records. Lender, through its officers, agents or employees, shall have the right at all times upon prior notice, if Borrower is not in default, and without notice, if Borrower is in default, to inspect, examine, copy and make extracts of the books, records, accounting data and other documents, including without limitation all permits, licenses, consents and approvals issued to Borrower of all governmental authorities having jurisdiction over Borrower, the Construction or the Demised Premises. Such books, records and documents shall be made available to Lender at Borrower's office promptly upon demand therefor. Lender shall have no, and is not assuming any, responsibility or duty to supervise or to inspect any books and records, nor shall any inspection or verification by Lender constitute approval of any certification given to Lender, such inspections and verifications (specifically including inspections and verifications under Section 5) being for the exclusive benefit and protection of Lender. Lender shall in no event have any obligation to take any action pursuant to this
Section 10 or any other provision of this Agreement, the Note[s] or any of the other Loan Documents or to mitigate any damages. Further, Lender shall have no obligation to inspect or take any action with respect to the Demised Premises, and shall not be subject to any liability for any failure to inspect or to take any other action pursuant to this Agreement, the Note[s], or any other Loan Document or with respect to the Demised Premises. [Failure to inspect the Construction or any part thereof shall not constitute a waiver of any of Lender's rights hereunder.] Inspection not followed by a notice of Default shall not constitute a waiver of any Event of Default then existing.

         10.7 Recapture. To the extent any holder of [the] [a] Note receives any payment by or on behalf of Borrower, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to Borrower or its respective trustee, receiver, custodian, liquidator or any other party under bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated and shall be included within the liabilities of Borrower to the holder of [the] [such] Note as of the date such initial payment, reduction or satisfaction occurred.

SECTION 11.      BORROWER LIABILITY.

         11.1 Recourse Limitation. Notwithstanding anything to the contrary contained herein, in the Note[s] or in any Loan Documents, but without in any manner affecting the validity of the Note[s] or the lien of the Mortgage or any other instrument securing the Note[s], upon the occurrence of an Event of Default under [the] [a] Note or under the terms of any of the other Loan Documents, or upon the maturity of [the] [a] Note, whether by acceleration or the passage of time or otherwise, the recourse of Lender as it relates to Borrower or its partners shall be (i) solely by judicial foreclosure or other remedies set forth in the Mortgage, the Note[s] or other Loan Documents, (ii) as set forth in Section 10, including, without limitation, the appointment of a receiver for the collection of any rents, income and profits, and (iii) as set forth in the Lease Documents. Subject to the limitations set forth below, there shall be no personal liability of Borrower or its [partners] [members] for the payment of principal or interest or other amounts which may become due and payable on or under the terms of the Note[s], this Agreement or any other Loan Documents. Subject to the limitations set forth below, Lender shall look solely to the Security upon foreclosure of the lien or security interests under any of the Loan Documents, and no deficiency judgment for amounts unsatisfied after the application of such Security and the proceeds thereof shall ever be instituted, sought, taken or obtained against Borrower or its [partners] [members] for any amounts which become due and owing. Nothing contained in this Section shall be deemed to prejudice the rights of Lender to recover all:
(a) funds, damages or costs (including without limitation, attorneys' fees and disbursements) incurred by Lender as a result of fraud, willful misconduct, intentional misrepresentation or intentional breach of any representation or warranty by or on behalf of Borrower; (b) condemnation or insurance proceeds, or other similar funds or payments attributable to the Security or any other property or collateral held as security for the Note[s], which under the terms of any Loan Document should have been paid to Lender but which has been retained by Borrower or an Affiliate of Borrower; (c) unpaid principal balance of the Note[s], Make-Whole Premium and accrued interest in the event the Mortgage, Lease Assignment or Pledge Agreement fails to create and perfect a first and prior lien or security interest upon the Land, Improvements or other Security; (d) any present or future tenant security deposits, Advance or Prepaid Rents or other rents, or other similar sums paid to and held by or for the account of Borrower at the time of any default under the Note[s] or other Loan Documents or upon the maturity of [the] [a] Note by acceleration or otherwise; (e) amounts recoverable under the Hazardous Materials Indemnity Agreement executed and delivered by the Borrower and any of the other required parties thereto pursuant to this Agreement; (f) damages in any tort action arising out of conversion, waste, fraud, misappropriation or other tortious conduct of Borrower [or the General Partner]; (g) any protective advances that shall have been made or enforcement costs that shall have been incurred by Lender pursuant to the provisions of the Note[s] or the Loan Documents; and (h) costs and attorneys' fees and disbursements that may be incurred by Lender pursuant to the terms of the Note[s] or the Loan Documents. "Advance or Prepaid Rents" shall mean all rents properly allocable to a period subsequent to the date received and unearned under the terms of the Lease. In addition, nothing contained herein shall (x) be, or be deemed to be, a release or impairment of any part of the indebtedness evidenced by the Note[s], or of the lien or security interest of any Loan Document, or (y) limit or otherwise prejudice in any way the rights of Lender to foreclose the Mortgage or, subject to the recourse limitation set forth in this Section 11.1, to enforce any of its other rights or remedies under the Note[s] or under any other Loan Document.

         11.2 Loss of Limited Recourse. Notwithstanding any other provision hereof, of the Note[s] or of the Loan Documents, nothing contained herein or therein shall limit or otherwise prejudice in any way, the recourse of Lender against Borrower in the event the presence of Hazardous Materials are discovered in, on or beneath the surface of the Land and are not remediated to the satisfaction of Lender in its sole discretion prior to the commencement of any action or proceeding seeking such recourse which recourse is limited to the greater of the actual cost of such remediation or the diminution in value of the Demised Premises if such remediation cannot be completed; provided, however, this provision shall in no event be construed to limit or modify Lender's recourse under the Hazardous Materials Indemnity Agreement.

         11.3    Judicial or Other Proceedings.  Nothing contained in Section
11.1 shall prevent Lender from naming or joining Borrower [or the General Partner] against whom recourse is limited in any judicial or other proceeding which the Lender determines in good faith is necessary because of any jurisdictional or notice or procedural law or rule, provided that any judgment obtained shall not (except as otherwise provided in Section 11.1) be satisfied from any property of such party that has not been given as Security.

SECTION 12.      WAIVERS.

         12.1 Waiver by Borrower [and General Partner]. In respect of the Note[s] and the Loan Documents, Borrower [and the General Partner] waive presentment, demand, protest and notices of protest, nonpayment, partial payment and all other notices and formalities, except as expressly provided for in this Agreement. Borrower [and the General Partner] further consent to and waive notice of (i) the granting of indulgences or extensions of time or payment, (ii) the taking or releasing of security, and (iii) the addition or release of persons who may be or become primarily or secondarily liable for the Loan or any other indebtedness or any part thereof secured by the Mortgage or other Loan Documents, all in such a manner and at such time or times as Lender may deem advisable.

         12.2    Waiver by Lender.  Lender may waive any requirement herein.
No delay or omission by Lender in exercising any right, power or remedy hereunder and no indulgence given to Borrower or to any other party with respect to any conditions set forth herein shall impair any right, power or remedy of Lender under this Agreement or be construed as Lender's waiver of or acquiescence in any Event of Default. No such delay, omission or indulgence by Lender shall be construed as a variation or waiver of any of the terms, conditions or provisions of this Agreement. No purported waiver of any Event of Default shall be effective unless it is written and signed by an authorized representative of Lender. No waiver by Lender of any Event of Default shall constitute a waiver of any other prior or subsequent Event of Default or of the same Event of Default after notice to Borrower demanding strict performance.
No single or partial exercise of any right, power or remedy shall preclude any other or further exercise thereof or of any other right, power or remedy. All rights, powers and remedies existing under this Agreement, the Note[s] and the other Loan Documents are in addition to and not exclusive of any rights, powers or remedies otherwise available. Lender shall not be estopped to take, or from taking, any action with respect to any Event of Default because of any delay by Lender in giving notice of Default or in exercising any remedy based thereon.

         12.3 Waiver of Jury Trial. Borrower and Lender hereby irrevocably and unconditionally waive all right to trial by jury in any action, suit, proceeding or claim that relates to or arises out of the Note[s] or any of the Loan Documents or the acts or failure to act of or by the parties in the enforcement of any of the provisions of the Note[s] or any of the Loan Documents.

SECTION 13 ACTION UPON AGREEMENT; ENTIRE AGREEMENT; AGREEMENT FOR PARTIES' BENEFIT. This Agreement is made for the sole protection and benefit of the parties and no other person or persons shall have any right of action hereon, provided that Lender may freely assign or transfer its rights under this Agreement. Other than as provided in the Mortgage, Borrower may not assign, sell or otherwise transfer any of its rights under this Agreement and any such purported assignment, sale or transfer shall be void and constitute an Event of Default which is incapable of cure. This Agreement embodies the entire agreement of the parties in relation to the subject matter hereof. There are no prior or contemporaneous representations, promises, warranties, understandings or agreements, expressed or implied, oral or otherwise, in relation to the subject matter of this Agreement, except those expressly referred to or set forth herein, in the Note[s] or in the Loan Documents. Borrower acknowledges that the execution and delivery of this Agreement is its free and voluntary act and deed, and that such execution and delivery have not been induced by, nor done in reliance upon, any representations, promises, warranties, understandings or agreements made by Lender, its agents, officers, employees or representatives. No promise, representation, warranty or agreement made subsequent to the execution and delivery hereof by either party hereto, and no revocation, partial or otherwise, or change, amendment, addition, alteration or modification of this Agreement shall be valid unless the same be in writing signed by all parties hereto or by their duly authorized agents.

SECTION 14.      SUCCESSORS AND ASSIGNS.

         14.1 General. This Agreement shall be binding upon the Borrower (and its respective successors and assigns) and shall be binding upon, and inure to the benefit of, Lender, and Lender's successors and assigns, including [the Trustee and] each successive holder or holders of the Note[s]. [The Trustee and] each successive holder or holders of the Note[s], [including the Trustee,] and the holders of the Certificates (defined in Section 14.2) shall have all rights and privileges of the "Lender" hereunder.

         14.2 Consent to Assignment. Notwithstanding any other provision of this Agreement, Borrower [and General Partner each] hereby acknowledges and consents to the sale, conveyance, transfer and absolute assignment simultaneously with the Closing by Lender of all of its right, title and interest in and under [this Agreement and under the Note, the Mortgage and all other Loan Documents to Trustee pursuant to the Trust Agreement under which the Mortgage Pass-Through Certificates ("Certificates") will be issued] [(I) the Series A Note to the Series A Pass-Through Trustee pursuant to the Series A Pass-Through Trust Agreement under which the Series A Mortgage Pass-Through Certificates (________________) will be issued; (ii) the Series B Note to the Series B Pass-Through Trustee pursuant to the Series B Pass-Through Trust Agreement under which the Series B Mortgage Pass-Through Certificates (_____________) will be issued (the Series A Certificates and Series B Certificates collectively, "Certificates"); and (iii) this Agreement, the Mortgage and other Loan Documents to the Trustee pursuant to the Collateral Trust Agreement]. Trustee shall have the sole right to exercise all rights, privileges and remedies (either in its own name or in the name of the Lender for the use and benefit of the Trustee) which by the terms of this Agreement or by applicable law are permitted or provided to be exercised by the Lender [, provided that, as set forth in the Series A Pass-Through Trust Agreement and the Series B Pass-Through Trust Agreement, the holders of the Notes shall be entitled to exercise the rights, privileges and remedies thereof]. Borrower [and General Partner each] further acknowledges and agrees that all Borrower's [and General Partner's] representations, warranties, covenants, agreements and other obligations hereunder and under the Note[s], the Mortgage and the other Loan Documents are made for the benefit of [the Trustee and] each successive holder or holders of the Note[s], including but not limited to [the Pass-Through] Trustee[s] and the holders of the Certificates, and [the] Trustee[s] accept[s] the sale, conveyance, transfer and absolute assignment in reliance upon the Borrower's [and General Partner's] representations, warranties, covenants, agreements and other obligations hereunder and under the Note[s], the Mortgage and the other Loan Documents. In order to further induce [the Trustee and] any such successive holder or holders of the Note[s], including but not limited to [the Pass-Through] Trustee[s] and the holders of the Certificates, to accept such assignment, Borrower [and General Partner each] hereby makes the following representations, warranties, covenants and agreements:

                 (a) to the best of [its] [their] knowledge, Borrower [and General Partner] [do] [does] not have any right, including any claim, counterclaim, right of set off or deduction or other defense of any kind to withhold payment or performance of any of their respective obligations hereunder, under the Note[s] or under any of the other Loan Documents ("Lender Defenses");

                 (b) in the event Borrower [or General Partner] becomes aware of any Lender Defenses, Borrower [and General Partner each] hereby waives and agrees not to assert the same against the Trustee[s], the holders of the Certificates or any other holder[s] of the Note[s];

                 (c) upon consummation of the sale, conveyance, transfer and absolute assignment to Trustee[s], Borrower hereby waives any right to challenge the status of the [Pass-Through] Trustee[s] as [a] bona fide purchaser[s] of the Note[s] for value and [a] holder[s] of the Note[s] [or to challenge the status of Trustee as holder of the Collateral (as defined in the Collateral Trust Agreement) in trust for the benefit of the holders of the Notes];

                 (d) Trustee[s] [is] [are] [a] third party beneficiar[y] [ies] of this Agreement and the other Loan Documents entered into between Borrower and Lender; and

                 (e) upon consummation of the sale, conveyance, transfer and absolute assignment to Trustee, Trustee shall be deemed to be Lender hereunder, and shall succeed to all of the rights of Lender hereunder [to hold and exercise for the benefit of the holders of the Notes].

SECTION 15.        GENERAL.

         15.1      Registered Note[s].

                   (a) The Borrower shall cause to be kept at its principal office a register for the registration and transfer of the Note[s] (the "Note Register") and the Borrower will register or transfer or cause to be registered or transferred as hereinafter provided any Note issued pursuant to this Agreement.

                   (b) At any time and from time to time the registered holder of any Note which has been duly registered as hereinabove provided may transfer such Note upon surrender thereof at the principal office of the Borrower duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing.

                   (c) The persons in whose name any registered Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement. Payment of or on account of the principal, Make-Whole Premium, if any, and interest on any registered Note shall be made to or upon the written order of such registered holder.

         15.2 Exchange of Notes. At any time and from time to time, upon surrender of such Note at its office, the Borrower will deliver in exchange therefor, without expense to such holder, except as set forth below, a Note for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, or Notes in the denomination of $100,000 or any amount in excess thereof as such holder shall specify, dated as of the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, registered in the name of such person or persons as may be designated by such holder, and otherwise of the same form and tenor as the Note so surrendered for exchange. The Borrower may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer.

         15.3 Loss, Theft, Etc., of Note. Upon receipt of evidence satisfactory to the Borrower of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Borrower, or in the event of such mutilation upon surrender and cancellation of such Note, the Borrower will make and deliver without expense to the holder thereof, a new Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note. If the Lender or any subsequent institutional investor is the owner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of such Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner to indemnify the Borrower.

         15.4 Time of Essence; Counterparts. Time and the exactitude of each of the terms, conditions and provisions herein are expressly made of the essence of this Agreement. This Agreement may be executed in counterparts by the parties but all such counterparts together shall constitute one and the same document.

         15.5 Governing Effect. This Agreement is not intended to supersede the provisions of the Mortgage, the Note[s] or any other Loan Documents, but shall be construed as supplemental thereto. In the event of any inconsistency between the provisions hereof and the Mortgage or the other Security documents, it is intended and agreed that this Agreement shall control on all matters other than the creation, perfection and priority of the security interests and liens granted thereby or other than as expressly provided otherwise in the Mortgage or the other Security documents.

         15.6 Notices. All notices, requests, demands or other communications under this Agreement, [a] [the] Note or any other Loan Document (unless expressly provided otherwise therein) shall be in writing and shall be addressed, in the case of Borrower, to __________________________ _________________________, Attention:
__________________________________________________, with a copy to
_________________________________________________________________; in the case of Lender, to 40 North Central Avenue, Suite 2700, Phoenix, Arizona 85004,
Attention: Norman C. Storey; and, in the case of [any of the] Trustee[s], to United States Trust Company of New York, c/o U.S. Trust Company of California, N.A., 555 South Flower Street, Suite 2700, Los Angeles, California 90071,
Attention: Corporate Trust Division, or to such other address as either party may designate in writing. All notices hereunder shall be effective: (a) three
(3) days after deposit in the U. S. Mail, postage prepaid, registered or certified mail, return receipt requested; (b) upon delivery, if delivered in person to the address set forth above; or (c) upon delivery, if sent by overnight courier, such as Federal Express; except that notices of change of address shall be effective ten (10) days after the effective date of all other notices hereunder. Borrower shall forward to Lender, without delay, any notices, letters or other communications delivered to the Demised Premises or to Borrower naming Lender or the "Construction Lender" as addressee, or which could reasonably be deemed to have a Material Adverse Effect on the construction of the Project or the ability of Borrower to perform its obligations to Lender.

         15.7 Lender as Borrower's Attorney-in-Fact. Borrower irrevocably appoints, designates and authorizes Lender as its attorney-in-fact with full power of substitution (which





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
appointment, designation and authorization is coupled with an interest and shall be irrevocable) in the event Borrower fails to timely do so to file for record any notices of completion, cessation of labor or any other notice that Lender deems necessary or desirable to protect its interest hereunder or under the Note[s] or Mortgage or any other Loan Document.

         15.8 Lender's Rights. Lender shall have the right to commence, appear in or defend any action or proceeding purporting to affect the rights, duties or liabilities of the parties hereunder or the disbursement or use of the Loan Amount or any portion thereof.

         15.9 [Posting Financing Sign. Lender or its agents shall have the right to post a sign on the Land until the Outside Possession Date to indicate the source of financing.] [Intentionally omitted.]

         15.10 Borrower Indemnification. Except for liabilities, expenses, and damages to which the provisions of the Hazardous Materials Indemnity Agreement applies, to the fullest extent permitted by law, Borrower [and General Partner each] shall protect, indemnify, defend, and save harmless Lender, its directors, officers, agents, shareholders, representatives and employees from and against any and all liability, expense, or damage of any kind or nature and from any suits, claims, or demands, including reasonable legal fees and expenses actually incurred on account of any matter or thing or action or failure to act by Lender, whether in suit or not, arising out of this Agreement or in connection herewith, unless such liability, expense, suit, claim, or damage is caused by the willful misconduct of Lender, its directors, officers, agents, shareholders, representatives and employees, or unless such liability, expense, suit, claim, or damage is deemed by a court of competent jurisdiction in a final non-appealable judgment or order to be the liability of Lender as a result of wilful misconduct by Lender, its directors, officers, agents, shareholders, representatives or employees, or unless, with respect to any such liability, expense, suit or claim which is settled by Lender, it is determined finally in a judicial or arbitration proceeding that such loss, evidenced by such settlement, is the liability of Lender as a result of wilful misconduct by Lender, its directors, officers, agents, shareholders, representives or employees. Upon receiving knowledge of any suit, claim, or demand asserted by a third party that Lender believes is covered by this indemnity, Lender shall give Borrower prompt notice of the matter and an opportunity to defend it at Borrower's sole cost and expense, with legal counsel satisfactory to Lender. Lender may also require Borrower [and General Partner each] to so defend the matter to the extent this indemnity is applicable. The obligations on the part of Borrower [and General Partner] under this Section 15.10 shall survive the Closing Date and the repayment of the Loan.

         15.11 Controlling Provision. All agreements between Borrower and Lender are expressly limited so that, and Borrower and Lender intend and agree that, in no contingency or event whatsoever, whether by reason of advancement of the proceeds of the Note[s], acceleration of maturity of the unpaid principal balance thereof, or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of the money to be advanced hereunder exceed the highest lawful rate permissible under applicable usury law. In the determination of the rate of interest under this provision, any charges which are determined to be interest shall be spread over the term of the Loan in ascertaining whether the interest rate has exceeded the highest lawful rate permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of the Note[s] or of the Mortgage securing the Note[s], or any other agreement referred to therein or otherwise relating to the Note[s], at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable thereto, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if, from any circumstance, Lender shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due as of the date such amount is received or deemed to be received by Lender and not to the payment of interest. This provision shall control every other provision of all agreements between Borrower and Lender. However, in the event an amount determined to be excessive interest is applied against the unpaid principal balance, and thereafter the rate of interest accruing under the Note[s] decreases, the Note[s] shall, in fact accrue interest at the highest lawful rate until such time that an amount accrues equal to the amount of excessive interest previously applied against principal. Notwithstanding the foregoing, if the provisions of any law or regulation of the United States or any agency or instrumentality thereof, as amended, which validly superseded any restriction of the State of New York, would permit Lender to charge or receive a rate of interest with respect to the indebtedness evidenced by the Note[s] in excess of the maximum rate of interest (if any) permitted to be charged or received by Lender under applicable law of the State of New York, the less restrictive provisions of any such United States law or regulation shall apply in determining the rate of interest permitted to be charged or received.

         15.12 Section Headings. Section headings are not to be considered a part of this Agreement and are included solely for convenience of reference and are not intended to be full or accurate descriptions of the contents hereof. All persons, firms and/or entities identified by the designation "Borrower" herein shall be jointly and severally liable to Lender for the faithful performance of the terms hereof.

         15.13 Applicable Law. This Agreement shall be construed and enforced under the law of the State of New York without giving effect to the choice of law principles thereof, unless preempted by the laws or regulations of the United States.

         15.14 Submission to Jurisdiction. Borrower [and General Partner each] hereby consents to the jurisdiction of any state or federal court located within the County of New York, State of New York, and irrevocably agrees that all actions or proceedings relating to this Agreement, the Note[s], and the other Loan Documents may be litigated in such courts, and the Borrower [and General Partner each] waives any objection which [it] [they] may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court, waives personal service of any and all process upon them, and consents that all such service of process be made by registered or certified mail (return receipt requested) or messenger to it at its address set forth in
Section 15.6, above, or to its agent, referred to below, at such agent's address, set forth below, and that service so made shall be deemed to be completed in accordance with Section 15.6. Borrower [and General Partner each] hereby appoint the CT Corporation System, Inc., with an office on the date hereof at _____________________________ New York, New York ________ as
[its] [their] agent for the purpose of accepting service of any process within the State of New York and shall execute any confirmation thereof requested by Lender. Nothing contained in this Section shall affect the right of any holder[s] of the Note[s] to serve legal process in any other manner permitted by law, to bring any action or proceeding in the courts of any jurisdiction against the Borrower [or General Partner], or to enforce a judgment obtained in the courts of any other jurisdiction.

         15.15 Severability. Should any provision of this Agreement, [a] [the] Note or any of the other Loan Documents for any reason be declared unenforceable by a court of competent jurisdiction (sustained on appeal, if any), such unenforceability shall not affect the enforceability of any other provision hereof or thereof, all of which shall remain in force and effect as if this Agreement, [such] [the] Note or such other Loan Document had been executed with the unenforceable provision thereof eliminated. It is the intention of the parties hereto that they would have executed the remaining provisions of this Agreement without including therein any such part, parts or portion which may for any reason be hereafter declared unenforceable, provided that, if any provision of this Agreement, [a] [the] Note or any of the other Loan Documents shall be unenforceable by reason of a final judgment of a court of competent jurisdiction based upon a court's ruling (sustained on appeal, if any) that such provision is unenforceable because of the excessive degree or magnitude of the obligation imposed thereby on any party, that unenforceable obligation shall be reduced in magnitude or degree by the minimum degree or magnitude necessary in order to permit the provision to be enforceable by Lender. In the event the provisions of the immediately preceding sentence apply, the parties shall make appropriate adjustment to the provisions of this Agreement, the Note[s] and the other Loan Documents to give effect to the benefits intended to be conferred upon the parties hereby.

         15.[16]   Further Assurances.  Borrower [and General Partner each]
shall, after the execution of this Agreement, at the request of Lender, execute, acknowledge and deliver such other documents or instruments and take any other or further acts as may be reasonably required to evidence or confirm the transaction contemplated hereby or as may otherwise be necessary to carry out or to fulfill Borrower's [or General Partner's] covenants and obligations hereunder.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                     NATIONAL TENANT FINANCE CORPORATION,
                            a Delaware corporation


                                     By
                                        ------------------------------
                                     Its
                                        ------------------------------
                                                (LENDER)


                                     -------------------------------,
                                     a ------------ limited [partnership]
                                                    [liability company]

                                     By      -------------------------------
                                             [a ------------ corporation,] its
                                             [sole General Partner] [________]


                                             [By
                                                 ------------------------
                                             Its
                                                 ------------------------]
                                                   (BORROWER)


                                     [----------------------------------, a
                                      ------------ corporation



                                     By
                                        ---------------------------------
                                     Its
                                         -----------------------------]
                                                (GENERAL PARTNER)

                           EXHIBITS TO LOAN AGREEMENT


EXHIBIT 1.1A       Legal Description of Land

EXHIBIT 1.1B       Plans & Specifications

EXHIBIT 1.1C       Description of Lease and Lease Guaranty

EXHIBIT 1.2A       Promissory Note[s]

EXHIBIT 1.2B       Loan Documents

EXHIBIT 1.2C      [Construction Fund Disbursement Agreement[s]] [Intentionally
                   Omitted]

EXHIBIT 1.3        Note Put Agreement

EXHIBIT 5.1A       Borrower's Certificate of Non-Foreign Status

EXHIBIT 5.1B [General Partner's Certificate of Non-Foreign Status] [Intentionally Omitted]

EXHIBIT 5.3        Documents to be Filed or Recorded

EXHIBIT 5.12       Facts Relied On

EXHIBIT 6.1A       Insurance Requirements

EXHIBIT 6.1B       Title Insurance Requirements

EXHIBIT 6.1C       Borrower's Certificate

EXHIBIT 6.1D       General Partner's Certificate]  [Intentionally Omitted]

EXHIBIT 6.1E       Survey Requirements

EXHIBIT 6.1F       Surveyor's Certificate

EXHIBIT 6.1G       Hazardous Materials Indemnity Agreement

EXHIBIT 6.1H       Lease Guaranty and Indemnity Agreement

EXHIBIT 6.1I       Other Loan Documents

EXHIBIT 6.2        Form of Opinion of Borrower's Counsel

EXHIBIT 7          Settlement Statement